MERGER AGREEMENT

      THIS MERGER AGREEMENT (this "AGREEMENT"), dated as of the first day of May, 2002, is by and between:

      CAPITAL BANK CORPORATION, a North Carolina corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina financial holding company (the "BUYER"); and

      HIGH STREET CORPORATION, a North Carolina corporation and holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "COMPANY").

                             BACKGROUND STATEMENT

      The Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "MERGER"). In consideration of the Merger, the shareholders of the Company will receive shares of common stock of the Buyer. It is intended that the Merger qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

                            STATEMENT OF AGREEMENT

      In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                  ARTICLE I

                                DEFINED TERMS

      1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

      "ACQUISITION PROPOSAL" has the meaning given to it in Section 6.1(c).

      "ACQUISITION TRANSACTION" means any merger, share exchange, stock sale, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing and an unaffiliated third party, or any acquisition in any manner, directly or indirectly, of a more than a thirty percent (30%) equity interest in, or more than a thirty percent (30%) portion of the consolidated assets of, the Company and its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

      "AFFILIATE" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this Agreement, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, as used with respect to the Company, the term "AFFILIATES" includes its Subsidiaries.

      "AGREEMENT" means this Merger Agreement.


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      "ASSETS" means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person's name and wherever located.

      "AVERAGE CLOSING PRICE" means the average of the closing prices for the Buyer's Stock on the Nasdaq National Market System (or, if the Buyer's Stock is not then approved for trading on the Nasdaq National Market System, then on such other securities market on which Buyer's Stock is then principally traded) for the most recent twenty (20) trading days ending on the third day prior to the date of the Company Shareholders Meeting. For this purpose, a "trading day" is a day on which securities are generally traded on such market, whether or not the Buyer's Stock is traded on such day, and the closing price for the Buyer's Stock on a trading day when it is not traded shall be deemed to be the closing price on the most recent trading day on which the Buyer's Stock was traded. The closing prices used for this determination shall be the closing prices as reported by such market or, if such reports are not available, as reported by another authoritative source identified by the Buyer and reasonably acceptable to the Company.

      "BENEFIT PLANS" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including without limitation "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its Subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

      "BUSINESS DAY" means any day excluding (a) Saturday, (b) Sunday and (c) any day that shall be a legal holiday in the State of North Carolina.

      "BUYER" has the meaning given to it in the introductory paragraph hereof.

      "BUYER BANK" means Capital Bank, a North Carolina bank and a wholly owned Subsidiary of the Buyer.

      "BUYER FAIRNESS OPINION" has the meaning given to it in Section 5.14.

      "BUYER FINANCIAL STATEMENTS" means, with respect to the Buyer and its Subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2001, 2000 and 1999 and consolidated audited balance sheets as of December 31, 2001, 2000 and 1999, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2001 and the consolidated interim balance sheet as of each such quarter included in any Forms 10-Q filed by the Buyer with the SEC.

      "BUYER SEC REPORTS" has the meaning given to it in Section 5.4.

      "BUYER'S DISCLOSURE SCHEDULE" has the meaning given to it in the preamble to ARTICLE V.


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


      "BUYER SHAREHOLDERS MEETING" has the meaning given to it in Section
6.2(e).

      "BUYER'S STOCK" means the common stock of Capital Bank Corporation no par value.

      "CAUSE" means: (i) any act of gross negligence, misconduct, unlawfulness or dishonesty by an employee in connection with his or her employment which is detrimental to the Buyer's or its Subsidiaries' interests; (ii) an employee's willful failure to comply with the employee policies or reasonable directions of the management of the Buyer or one of its Subsidiaries; or (iii) an employee's material breach of any agreement between such employee and Buyer or its Subsidiaries.

      "CLAIM" has the meaning given to it in Section 6.2(d).

      "CLOSING" means the closing of the Merger, as identified more specifically in ARTICLE III.

      "CLOSING DATE" has the meaning given to it in Section 3.1.

      "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "COMPANY" has the meaning given to it in the introductory paragraph hereof.

      "COMPANY BANK" means High Street Banking Company, a North Carolina bank and a wholly-owned Subsidiary of Company.

      "COMPANY CONTRACTS" has the meaning given to it in Section 4.14.

      "COMPANY DIRECTOR STOCK PLAN" has the meaning given to it in Section 6.2(b)(iii).

      "COMPANY FAIRNESS OPINION" has the meaning given to it in Section 4.25.

      "COMPANY FINANCIAL STATEMENTS" means, with respect to the Company and its Subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2001, 2000 and 1999 and consolidated audited balance sheets as of December 31, 2001, 2000 and 1999, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2001 and the consolidated interim balance sheet as of each such quarter included in any Forms 10-QSB filed by the Company with the SEC.

      "COMPANY OPTIONS" has the meaning given to it in Section 2.6.

      "COMPANY SEC REPORTS" has the meaning given to it in Section 4.4.

      "COMPANY SHAREHOLDERS MEETING" has the meaning given to it in Section 6.1(d).

      "COMPANY SHARES" has the meaning given to it in Section 2.2(a).


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

      "COMPANY'S DISCLOSURE SCHEDULE" has the meaning given to it in the preamble to ARTICLE IV.

      "CONFIDENTIAL INFORMATION" has the meaning given to it in Section 7.3.

      "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

      "CONTRACT" means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

      "CONVERSION RATIO" has the meaning given to it in Section 2.3(b).

      "DEFAULT" means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, where assignment is defined to include a change of control of the parties to this Agreement or any of their Affiliates or the merger or consolidation of any of them with another Person), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

      "DIRECTOR SHARES" has the meaning given to it in Section 6.5.

      "DISCLOSABLE INFORMATION" has the meaning given to it in Section 7.3.

      "DISSENTING SHARES" has the meaning given to it in Section 2.7.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "EFFECTIVE TIME" has the meaning given to it in Section 2.1(e).

      "EMPLOYMENT AGREEMENTS" has the meaning given to it in Section 8.3(f).

      "ENVIRONMENTAL LAWS" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C.ss.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.ss.2601 et seq.), the Safe Drinking Water Act (42 U.S.C.ss.ss.300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss.ss.651 et seq.) ("OSHA"), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

      "ERISA PLAN" means any Benefit Plan that is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

      "EXCHANGE AGENT" has the meaning given to it in Section 2.5(a).

      "FDIC" means the Federal Deposit Insurance Corporation.

      "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

      "GOVERNMENTAL AUTHORITY" means any nation, province or state, or any political subdivision thereof, and any agency, department, natural Person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

      "HAZARDOUS MATERIAL" means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

      "INDEMNIFIED PARTIES" has the meaning given to it in Section 6.2(d).

      "INDEMNIFIED LIABILITIES" has the meaning given to it in Section 6.2(d).

      "INTELLECTUAL PROPERTY" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all know-how, trade secrets, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation) and (f) all other proprietary rights.

      "JOINT PROXY STATEMENT" has the meaning given to it in Section 4.17.

      "KNOWLEDGE OF THE BUYER" means the actual personal knowledge of any of the directors and officers of the Buyer or the Buyer Bank or any of their Subsidiaries.

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


      "KNOWLEDGE OF THE COMPANY" means the actual personal knowledge of any of the directors and officers of the Company or the Company Bank or any of their Subsidiaries.

      "LAW" means any code, law, ordinance, rule, regulation, reporting or licensing requirement, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

      "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

      "LIEN" means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect, and (iii) pledges to secure deposits, liens to secure advances from the Federal Home Loan Bank of Atlanta and other liens incurred in the ordinary course of the banking business.

      "LITIGATION" means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

      "LOAN COLLATERAL" means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which any Person has taken a security interest with respect to, on which any Person has placed a Lien with respect to, or which is otherwise used to secure, any loan made by the Person or any note, account, or other receivable payable to the Person.

      "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question.

      "MATERIAL ADVERSE EFFECT" on a Person shall mean an event, change, or occurrence that, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its Subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in market interest rates, real estate markets, securities markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a Person (or any of its Affiliates) taken with the prior informed consent of the other Person in contemplation of the transactions contemplated hereby, and (e) the effects of the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of a Person.

      "MERGER CONSIDERATION" has the meaning given to it in Section 2.3(a).

      "MERGER" has the meaning given to it in the Background Statement hereof.

      "NORTH CAROLINA COMMISSIONER OF BANKS" means the North Carolina Commissioner of Banks, North Carolina Department of Commerce.

      "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority.

      "PENSION PLAN" means any ERISA Plan that also is a "defined benefit plan" (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

      "PERMIT" means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

      "PERSON" means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust, a Governmental Authority or any other legal entity.

      "REAL PROPERTY" means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, "Real Property", as used with respect to any Person, does not include any Loan Collateral not yet foreclosed and conveyed to the Person as of the date with respect to which the term "Real Property" is being used.

      "REGISTRATION STATEMENT" has the meaning given to it in Section 4.17.

      "REGULATORY AUTHORITIES" means, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the North Carolina Commissioner of Banks, the FDIC, the National Association of Securities Dealers and the SEC, and all other regulatory agencies having jurisdiction over the parties hereto and their respective Affiliates.

      "RESTRICTED DIRECTOR" has the meaning given to it in Section 6.4.

      "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules and other documents filed or required to be filed by a Person or any of its Affiliates with any Regulatory Authority pursuant to the Securities Laws.

      "SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

      "SHAREHOLDER MEETINGS" has the meaning given to it in Section 4.17.

      "STOCK ADJUSTMENT" has the meaning given to it in Section 2.3(d).

      "SUBSIDIARY" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, is controlled by such Person.

      "SUPERIOR PROPOSAL" means a bona fide, written and unsolicited proposal or offer (including a new or solicited proposal received by the Company after execution of this Agreement from a Person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) made by any Person or group (other than an Affiliate of the Company) with respect to an Acquisition Proposal on terms which the Board of Directors of the Company determines in good faith, after taking into account the advice of independent financial advisors and outside legal counsel, to be superior to the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of such transactions.

      "SURVIVING HOLDING COMPANY" has the meaning given to it in Section
2.1(a).

      "TAX" or "TAXES" means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

      "TAX RETURN" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

      "TAXABLE PERIOD" shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                                  ARTICLE II

            THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES

      2.1.  THE MERGER.

      (a) The Merger. On the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Merger, which shall be substantially in the form attached hereto as EXHIBIT A, and North Carolina Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the "SURVIVING HOLDING COMPANY").

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


      (b) Governing Documents. The articles of incorporation of the Buyer in effect at the Effective Time (as defined below) of the Merger shall be the articles of incorporation of the Surviving Holding Company until further amended in accordance with applicable Law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Holding Company until further amended in accordance with applicable Law.

      (c) Directors and Officers. Subject to Section 6.2(b), from and after the Effective Time of the Merger, until successors or additional directors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer at such Effective Time shall be the directors of the Surviving Holding Company, and (ii) the officers of the Buyer at such Effective Time shall be the officers of the Surviving Holding Company.

      (d) Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby (including without limitation the above-described Plan of Merger) and (ii) subject to shareholder approval, the Merger and the other transactions contemplated hereby.

      (e) Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with North Carolina Law, or at such other time specified therein. The date and time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME" of the Merger.

      (f) Filing of Articles of Merger. On the Closing Date, the Buyer and the Company shall cause the Articles of Merger (containing the above-referenced Plan of Merger) in respect of the Merger to be executed and filed with the Secretary of State of North Carolina, as required by North Carolina Law, and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby.

      2.2   COMPANY SHARES.

      (a) Each share of the Company's common stock (the "COMPANY SHARES"), no par value per share, issued and outstanding immediately prior to the Effective Time of the Merger, except for Company Shares held by the Buyer and its Affiliates (other than shares held in a fiduciary capacity or as a result of debts previously contracted) and Dissenting Shares, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted at such Effective Time into shares of the Buyer's Stock in accordance with this ARTICLE II and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except as provided herein.

      (b) From and after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of the Surviving Holding Company of the Company Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after such Effective Time, certificates representing Company Shares are presented to the Surviving Holding Company, they shall be canceled, and exchanged and converted into the Merger Consideration as provided for herein.

      2.3   MERGER CONSIDERATION.

      (a) Subject to Sections 2.2, 2.4 and 2.5, at the Effective Time of the Merger, each outstanding Company Share, except for Company Shares held by the Buyer and its Affiliates (other than shares held in a fiduciary capacity or as a result of debts previously contracted) and Dissenting Shares, shall be converted into a fraction of a share of the Buyer's Stock (the "MERGER CONSIDERATION") equal to the Conversion Ratio determined in accordance with
Section 2.3(b).

      (b) The conversion ratio upon which Company Shares will be converted into shares of the Buyer's Stock at the Effective Time of the Merger (the "CONVERSION RATIO") shall be equal to .747 unless the Average Closing Price of the Buyer's Stock is less than $12.50, in which case the Conversion Ratio shall be equal to the lesser of (i) .830 and (ii) a fraction, the numerator of which is $9.34 and the denominator of which is the Average Closing Price, unless, in the event the Average Closing Price is less than $11.25, the parties mutually agree in writing to a greater Conversion Ratio (which they shall not be obligated to do).

      (c) No fractional shares of the Buyer's Stock shall be issued or delivered in connection with the Merger. Instead, the number of shares of Buyer's Stock to which a holder of the Company Shares is entitled to receive pursuant to this Article II shall be rounded to the nearest whole share with
0.5 share rounded up to the nearest whole share.

      (d) In the event the Buyer or Company changes the number of shares of the Buyer's Stock or Company's Shares issued and outstanding prior to the Effective Time of the Merger as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock (each a "STOCK ADJUSTMENT") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the Merger Consideration shall each be equitably adjusted to reflect such change.

      2.4 CLOSING PAYMENT. At the Effective Time of the Merger or as soon thereafter as is reasonably practicable, the holders of the Company Shares shall surrender the certificates representing such shares to the Buyer and in exchange therefor, the Buyer shall issue and deliver to each such holder certificates representing the number of shares of the Buyer's Stock to which such shareholder is entitled hereunder. The Buyer shall not be obligated to deliver any of such shares of the Buyer's Stock to a holder until such holder either surrenders the certificates representing such holder's Company Shares or provides any affidavits and indemnity bonds required pursuant to Section 2.5(b).

      2.5   EXCHANGE PROCEDURES.

      (a) Prior to the Effective Time of the Merger, the Buyer shall engage Registrar & Transfer Company, or another bank or trust company (which may be an Affiliate of the Buyer), to act as exchange agent in the Merger (the "EXCHANGE AGENT") and which Exchange Agent, and the agreement entered into by the Buyer and such Exchange Agent, shall be reasonably satisfactory to the Company, it being agreed that Registrar & Transfer Company shall be satisfactory to the Company. Promptly after the Effective Time of the Merger, the Exchange Agent shall mail to the shareholders of the Company of record at the Effective Time appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Company Shares prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent). After such Effective Time, each holder of Company Shares issued and outstanding at such Effective Time (other than any of such shares held by the Buyer or any Affiliate thereof, except shares held in a fiduciary capacity or as a result of debts previously contracted, and other than any Dissenting Shares) shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the number of shares of the Buyer's Stock to which such holder is entitled hereunder. The Buyer shall not be obligated to deliver any of such stock until such holder either surrenders the certificates representing such holder's Company Shares or provides any affidavits and indemnity bonds required pursuant to Section 2.5(b). The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Buyer nor the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

      (b) In the event that any certificate representing Company Shares shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, or destroyed and, if required by the Buyer, the posting by such Person of a bond in such amount as the Buyer may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate the consideration deliverable in respect thereof pursuant to this Agreement.

      (c) To the extent permitted by applicable Law, former shareholders of record of the Company shall be entitled to vote after the Effective Time of the Merger at any meeting of the Buyer's shareholders the number of whole shares of the Buyer's Stock into which their respective Company Shares are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Buyer's Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Buyer on the Buyer's Stock, the record date for which is at or after the Effective Time of the Merger, the declaration shall include dividends or other distributions on all shares of the Buyer's Stock issuable pursuant to this Agreement, but beginning at such Effective Time no dividend or other distribution payable to the holders of record of the Buyer's Stock as of any time subsequent to such Effective Time of the Merger shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange or provides any required affidavits and indemnity bonds as provided in this Section 2.5. However, upon surrender of such certificate(s) or provision of such affidavits and indemnity bonds, both the certificate(s) representing the shares of the Buyer's Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

      2.6   COMPANY STOCK OPTIONS.

      (a) At the Effective Time of the Merger, each option or other right to purchase Company Shares pursuant to stock options ("COMPANY OPTIONS") granted by the Company under its Benefit Plans that are outstanding at the Effective Time of the Merger shall be converted into and become rights with respect to the Buyer's Stock, and the Buyer shall assume each Company Option, in accordance with the terms of the applicable Benefit Plan of the Company and the stock option agreement by which such Company Option is evidenced, except that from and after such Effective Time: (i) the Buyer and/or its compensation committee shall be substituted for the Company and the compensation committee of its board of directors (including if applicable, the entire Board of Directors of the Company) administering such Benefit Plan or Plans of the Company; (ii) the Company Options assumed by the Buyer may be exercised solely for shares of the Buyer's Stock; (iii) the number of shares of the Buyer's Stock subject to such converted Company Options shall be equal to the number of Company Shares subject to such Company Options immediately prior to the Effective Time multiplied by the Conversion Ratio, rounded to the next highest share; and (iv) the per-share exercise price under each such converted Company Option shall be adjusted by dividing the exercise price of the Company Option immediately prior to the Effective Time by the Conversion Ratio, rounded down to the nearest cent.

      (b)   In addition, notwithstanding clauses (ii), (iii) and (iv) of
Section 2.6(a), each assumed Company Option that is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of
Section 424(h) of the Internal Revenue Code.

      (c) As soon as practicable after the Effective Time of the Merger, the Buyer shall deliver to each holder of an assumed Company Option an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to such options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by the above subsection (a) after giving effect to the Merger), and the Buyer shall comply with the terms of the assumed Company Options to ensure, to the extent required by, and subject to the provisions of, such options, that the Company Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after such Effective Time. At or prior to the Effective Time of the Merger, and at all times thereafter, the Buyer shall have reserved a sufficient number of shares of the Buyer's Stock for issuance upon exercise of the Company Options assumed by it in accordance with this Section 2.6. The Buyer agrees to file as promptly as practicable, and in no event later than 60 days, after the Effective Time, a registration statement on Form S-8 covering the shares of the Buyer's Stock issuable pursuant to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus therein) for so long as such options remain outstanding.

      (d) Following the Effective Time of the Merger, in the event of any Stock Adjustment by the Buyer, or any consolidation or merger of the Buyer with or into any other entity, or the sale or transfer of all or substantially all of the Buyer's assets, the rights of the holders of outstanding Company Options shall be appropriately adjusted so that such holders will be in substantially the same position as if their options had been exercised immediately before such corporate action or transaction.

      2.7 DISSENTING SHARES. Notwithstanding any other provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with North Carolina Law (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration.
Such shareholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of North Carolina Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under North Carolina
Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.5 of the certificate or certificates that, immediately prior to the Effective Time, evidenced such shares. The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any shares of Company Shares, attempted withdrawals of such demands for appraisal or any other instruments served pursuant to North Carolina Law and received by the Company relating to shareholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under North Carolina Law consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of the Buyer, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with North Carolina Law.

                                 ARTICLE III

                                 THE CLOSING

      3.1 CLOSING. The Closing of the Merger shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. in Raleigh, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Buyer and the Company may mutually agree (such date, the "CLOSING DATE"). At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated with respect to the Merger, including the Articles of Merger in respect of the Merger.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the Company's Disclosure Schedule dated the date hereof and delivered by the Company to the Buyer (the "COMPANY'S DISCLOSURE SCHEDULE"), the Company represents and warrants to the Buyer that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement.

      4.1   ORGANIZATION, STANDING AND POWER.

      (a) The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Company Bank is a bank under North Carolina Law. The Company Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Company Bank are fully insured by the FDIC to the extent permitted by Law.

      (b) Each of the Company and its Subsidiaries is either a bank or a corporation, duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of the Company and its Subsidiaries has the corporate or other applicable power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Company and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

      4.2   AUTHORITY; NO CONFLICTS.

      (a) Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required regulatory and shareholder approvals, the execution, delivery and performance of the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

      (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will
(i) conflict with or result in a breach of any provision of the articles of incorporation, charter, bylaws or any other similar governing document of the Company or any of its Subsidiaries, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any of its Subsidiaries under, any Contract or Permit of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable banking Laws, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company of the Merger and the other transactions contemplated in this Agreement.

      4.3   CAPITAL STOCK; SUBSIDIARIES.

      (a) The authorized capital stock of the Company consists of 20,000,000 shares of common stock, no par value per share, of which 1,748,421 shares are issued and outstanding as of the date of this Agreement, and except for such 1,748,421 shares of common stock, there are no shares of capital stock or other equity securities of the Company outstanding. The authorized capital stock of the Company Bank consists of 20,000,000 shares of common stock, $5.00 par value per share, of which 1,748,421 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Company, and except for such 1,748,421 shares of common stock, there are no shares of capital stock or other equity securities of the Company Bank outstanding. Section 4.3 of the Company's Disclosure Schedule lists all of the Company's direct and indirect Subsidiaries other than the Company Bank as of the date of this Agreement. The Company or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each such Subsidiary.

      (b) All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable except to the extent otherwise required by applicable banking Laws. None of the outstanding shares of capital stock of the Company or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons. Except as set forth on Section 4.3 of the Company's

Disclosure Schedule, no equity securities of any Subsidiaries of the Company are or may become required to be issued (other than to the Company or any of its Subsidiaries) by reason of any Rights, and there are no Contracts by which the Company or any Subsidiary of the Company is bound to issue (other than to the Company or any of its Subsidiaries) additional shares of its capital stock or Rights or by which the Company or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of the Company (other than to the Company or any of its Subsidiaries). There are no equity securities reserved for any of the foregoing purposes, and there are no Contracts relating to the rights of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any Subsidiary of the Company.

      4.4   SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

      (a) The Company has filed and made available to the Buyer all forms, reports, and documents required to be filed by the Company or any of its Subsidiaries with the SEC or the FDIC pursuant to the Securities Exchange Act of 1934 since December 31, 1999 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports, or other documents with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934.

      (b) Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Effective Time of the Merger, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

      4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Company, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Company as of December 31, 2001, included in the Company Financial Statements or reflected in the notes thereto. Neither the Company nor any of its Subsidiaries has incurred or paid any Liability since December 31, 2001, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company.

      4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001,
(i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company or any of its Subsidiaries, and
(ii) each of the Company and its Subsidiaries has conducted in all Material respects its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

      4.7   TAX MATTERS.

      (a) All Tax Returns required to be filed by or on behalf of any of Company and/or its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2001, and, to the Knowledge of the Company, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination Litigation or deficiency or refund Litigation with respect to any Taxes that could reasonably be expected to have a Material Adverse Effect on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities for Taxes due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) None of the Company or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

      (c) Adequate provision for any Material Taxes due or to become due for the Company or any of its Affiliates for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

      (d) Each of the Company and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except for any such instances of noncompliance and such omissions as could not reasonably be expected to have a Material Adverse Effect on the Company.

      (e) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

      (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company and its Subsidiaries.

      (g)   There has not been an ownership change, as defined in Code
Section 382(g), of the Company and its Subsidiaries that occurred during any Taxable Period in which any of the Company and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2001.

      (h) Neither the Company nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code concerning collapsible corporations.

      (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Buyer, which consent will not be unreasonably withheld.

      (j) Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

      4.8 ASSETS. Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens, to all of its Assets, except for Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, all tangible properties used in the businesses of the Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, all Material Assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each of the Company and its Subsidiaries currently maintain insurance in amounts, scope, and coverage reasonably necessary for its operations. None of the Company or its Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be increased in any Material respect. The Assets of the Company and its Subsidiaries include all Assets required to operate in all Material respects their businesses taken as a whole as presently conducted.

      4.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company or any of its Subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time, except for those Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank in the ordinary course of business consistent with past practice and Liens that could not reasonably be expected to have a Material Adverse Effect on the Company. There are no voting trusts or other agreements or undertakings to which the Company or any of its Subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since December 31, 2001, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Company and its Subsidiaries, taken as a whole.

      4.10  ENVIRONMENTAL MATTERS.

      (a) To the Knowledge of the Company, each of the Company and its Subsidiaries, their respective facilities and properties, and their respective Loan Collateral are, and have been, in compliance with all Environmental Laws, except those violations that could not reasonably be expected to have a Material Adverse Effect on the Company.

      (b) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Company and its Subsidiaries or any of their respective facilities or properties has been or, with respect to threatened Litigation, may reasonably be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company or any of its Subsidiaries or any of their facilities or properties, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Company.

      (c) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any of its Loan Collateral (or the Company or any of its Subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Company.

      (d) To the Knowledge of the Company, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or
(c), except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

      (e) To the Knowledge of the Company, during and prior to the period of (i) any of the Company's or its Subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Company's or its Subsidiaries' participation in the management of any facility or property, or
(iii) any of the Company's or Subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

      (f) To the Knowledge of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company, there is no asbestos or asbestos-containing material at its or its Subsidiaries' facilities or properties that is friable, capable of becoming airborne, or in any state or condition which would render the site or building in noncompliance with applicable laws or regulations.

      (g) To the Knowledge of the Company, except as could not reasonably be expected to have a Material Adverse Effect on the Company, there are no above- or underground storage tanks or related equipment (including without limitation pipes and lines) at, on or under any of its or its Subsidiaries' facilities or properties, and that all such tanks and equipment, if any, previously located thereat, thereon or thereunder have been removed or closed in place in accordance with all applicable laws and regulations, including without limitation the preparation and filing of any required closure certification with the North Carolina Department of Environment and Natural Resources.

      4.11 COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or its Subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company (provided that this clause (a) shall not apply to Environmental Laws, which are covered in Section 4.10 above); or (b) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (i) asserting that any of the Company and its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) requiring the Company or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      4.12 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or, to the Knowledge of the Company, threatened, or to the Knowledge of the Company, is there any activity involving any of the Company's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      4.13  EMPLOYEE BENEFIT PLANS.

      (a) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies in each case of all Company Benefits Plans.

      (b) All Company Benefit Plans are in compliance with the applicable terms of ERISA, the Code, and any other applicable Laws, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

      (c) Neither the Company nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3)and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by the Company or its Subsidiaries that was intended to qualify under Section 401(a) of the Code and with respect to which the Company or any of its Subsidiaries has any Liability, is disclosed as such in
Section 4.13 of the Company's Disclosure Schedule.

      (d) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Company Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the three (3) most recent plan years, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

      (e)   Each Company ERISA Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. Each trust created under any Company ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Company Benefit Plan, to the Knowledge of the Company, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under
Section 511 of the Code that could reasonably be expected to have a Material Adverse Effect on the Company. There is no Material Litigation pending or, to the Knowledge of the Company, threatened relating to any Company ERISA Plan.

      (f) Neither the Company nor any of its Affiliates has engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company or any of its Affiliates to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts that could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company or any of its Affiliates nor any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company or any of its Affiliates to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability could reasonably be expected to have a Material Adverse Effect on the Company. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company or any of its Affiliates that is not in accordance with the written or otherwise preexisting terms and provisions of such plans, except where any Liability with respect to such representation or disclosure could not reasonably be expected to have a Material Adverse Effect on the Company.

      (g) Neither the Company nor any of its Affiliates maintains or has ever maintained a Company Pension Plan.

      (h) Neither the Company nor any of its Affiliates has any Material obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

      (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any Material payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company or it Affiliates from the Company or any of its Affiliates under any Company Benefit Plan or otherwise, (ii) Materially increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any Material payment or vesting of any Material benefit.

      4.14 MATERIAL CONTRACTS. None of the Company or its Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by the Company or its Subsidiaries or the guarantee by the Company or its Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Reserve or Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by the Company with the SEC as of the date of this Agreement that has not been filed or incorporated by reference as an exhibit to the Company's Form 10-KSB filed for the fiscal year ended December 31, 2001 (together with all Contracts referred to in Sections 4.8 and 4.13(a) of this Agreement, the "COMPANY CONTRACTS"). With respect to each Company Contract, except as could not reasonably be expected to have a Material Adverse Effect on the Company: (i) the Contract is in full force and effect; (ii) none of the Company or its Subsidiaries is in Default thereunder; (iii) neither the Company nor any of its Subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, or has repudiated or waived any provision thereunder. Except for Federal Reserve and Federal Home Loan Bank advances, all of the indebtedness of the Company and its Subsidiaries for money borrowed (not including deposit Liabilities) is prepayable at any time without penalty or premium.

      4.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company or any of its Subsidiaries is a party that names the Company or any of its Subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

      4.16 REPORTS. Since December 31, 1999, or the date of organization if later, each of the Company and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file that could not reasonably be expected to have a Material Adverse Effect on the Company. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws, except noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company.

      4.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 5.10, the information supplied by the Company or its Subsidiaries for inclusion in the registration statement (the "REGISTRATION STATEMENT") covering the shares of the Buyer's Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Company and its Subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the shareholders of the Company and the Buyer to consider, at special meetings (the "SHAREHOLDER MEETINGS"), the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT") will not, on the date the Joint Proxy Statement is first mailed to shareholders, at the time of each of the Shareholder Meetings and at the Effective Time of the Merger, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time of the Merger any event relating to the Company or its Subsidiaries or any of their Affiliates, officers or directors should be discovered by the Company or its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company will promptly inform the Buyer. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer and its Subsidiaries and Affiliates that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

      4.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement.

      4.19 STATE TAKEOVER LAWS. Each of the Company and its Subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act.

      4.20 CHARTER PROVISIONS. Each of the Company and its Subsidiaries has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any of them or restrict or impair the ability of the Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, the capital stock of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by it.

      4.21 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Company and its Subsidiaries have been made available to the Buyer. The stock book of each such Person contains, in all Material respects, complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

      4.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or its Affiliates or their customers were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counter parties believed to be financially responsible.

      4.23 CERTAIN REGULATED BUSINESSES. Neither the Company nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

      4.24 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company, any of its Subsidiaries or any of the Company's shareholders.

      4.25 OPINION OF FINANCIAL ADVISOR. The Company has received from The Orr Group, a letter dated the date of this Agreement, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the holders of the Company Shares is fair to such holders from a financial point of view (the "COMPANY FAIRNESS OPINION"), and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to the Buyer.

                                  ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

      Except as set forth on the Buyer's Disclosure Schedule dated the date hereof and delivered by the Buyer to the Company (the "BUYER'S DISCLOSURE SCHEDULE"), the Buyer represents and warrants to the Company that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement.

      5.1   ORGANIZATION, STANDING AND POWER.

      (a) The Buyer is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and/or other applicable Law, and the Buyer Bank is a bank under North Carolina Law. The Buyer Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Buyer Bank are fully insured by the FDIC to the extent permitted by Law.

      (b) Each of the Buyer and its Subsidiaries is either a corporation or a bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Buyer and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except for such jurisdiction, in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Buyer.

      5.2   AUTHORITY; NO CONFLICTS.

      (a) Subject to required regulatory and shareholder approvals, the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to the required regulatory and shareholder approvals, the execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Buyer. This Agreement represents a legal, valid, and binding obligation of the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

      (b) Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the provisions hereof will
(i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of the Buyer or any of its Subsidiaries, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Buyer or any of its Subsidiaries under, any Contract or Permit of the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to the Buyer or any of its Subsidiaries or any of their respective Assets.

      (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable banking Laws, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Buyer of the Merger and the other transactions contemplated in this Agreement.

      5.3   BUYER'S STOCK; SUBSIDIARIES.

      (a) The authorized capital stock of the Buyer consists of 20,000,000 shares of common stock, no par value per share, of which 5,368,980 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer outstanding. The authorized capital stock of the Buyer Bank consists of 20,000,000 shares of common stock, $5.00 par value per share, of which 2,477,651 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer Bank outstanding. The Buyer owns all of the issued and outstanding shares of capital stock of the Buyer Bank and its other Subsidiaries, and no shares of capital stock of the Buyer Bank or such other Subsidiaries are owned by any other Person. Section 5.3 of the Buyer's Disclosure Schedule lists all of the Buyer's direct and indirect Subsidiaries other than the Buyer Bank as of the date of this Agreement. The Buyer or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each such Subsidiaries.

      (b) All of the issued and outstanding shares of capital stock of the Buyer and its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable, except to the extent otherwise required by the North Carolina General Statutes 53-42 or other applicable banking Law. Shares of the Buyer's Stock to be issued hereunder are duly authorized and, upon issuance, will be validly issued and outstanding and fully paid and nonassessable, free and clear of any Liens, pledges or encumbrances. None of the outstanding shares of capital stock of the Buyer or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons, and none of the shares of the Buyer's Stock to be issued pursuant to this Agreement will be issued in violation of any preemptive rights of the current or past shareholders of the Buyer.

      5.4   SEC FILINGS; BUYER FINANCIAL STATEMENTS.

      (a) The Buyer has filed and made available to the Company all forms, reports, and documents required to be filed by the Buyer with the SEC pursuant to the Securities and Exchange Act of 1934 since December 31, 1999 (collectively, the "BUYER SEC REPORTS"). The Buyer SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Buyer's Subsidiaries is required to file any forms, reports, or other documents with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934.

      (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

      5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Buyer nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Buyer, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Buyer as of December 31, 2001, included in the Buyer Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to December 31, 2001. Neither the Buyer nor any of its Subsidiaries has incurred or paid any Liability since December 31, 2001, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

      5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31 2001, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer, and
(ii) each of the Buyer and its Subsidiaries has conducted, in all Material respects, its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

      5.7   TAX MATTERS.

      (a) All Tax Returns required to be filed by or on behalf of any of the Buyer and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2001, and, to the Knowledge of the Buyer, all

Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination Litigation or deficiency or refund Litigation with respect to any Taxes that could reasonably be expected to have a Material Adverse Effect on the Buyer, except to the extent reserved against in the Buyer Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities for Taxes due with respect to completed and settled examinations or concluded Litigation have been paid.

      (b) None of the Buyer or its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

      (c) Adequate provision for any Material Taxes due or to become due for any of the Buyer or its Subsidiaries for the period or periods through and including the date of the respective Buyer Financial Statements has been made and is reflected on such Buyer Financial Statements.

      5.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Litigation to which the Buyer or any of its Subsidiaries is a party that names the Buyer or any of its Subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

      5.9 REPORTS. Since December 31, 1999, or the date of organization if later, each of the Buyer and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file that could not reasonably be expected to have a Material Adverse Effect on the Buyer. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws, except noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

      5.10 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 4.17, the information supplied by the Buyer and its Subsidiaries for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Buyer and its Subsidiaries for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders, at the time each of the Shareholder Meetings and at the Effective Time of the Merger, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective
Time of the Merger any event relating to the Buyer or the Buyer Bank or any of their Affiliates, officers or directors should be discovered by the Buyer or any of its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Buyer or the Buyer Bank will promptly inform the Company. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws. Notwithstanding the foregoing, the Buyer makes no representation or warranty with respect to any information supplied by the Company and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

      5.11 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Buyer, none of the Buyer or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement.

      5.12 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Buyer or its Affiliates or their customers were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counter parties believed to be financially responsible.

      5.13 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Buyer, any of its Subsidiaries or any of the Buyer's shareholders.

      5.14 OPINION OF FINANCIAL ADVISOR. The Buyer has received from Trident Securities, a division of McDonald Investments, Inc., a letter dated effective the date of this Agreement, to the effect that, as of the date of this Agreement, the terms of the Merger, including the Merger Consideration, are fair, from a financial point of view, to Buyer and its shareholders (the "BUYER FAIRNESS OPINION"), and a complete and correct copy of such signed opinion has been, or promptly upon receipt thereof will be, delivered to the Company.

                                  ARTICLE VI

                                  COVENANTS

      6.1   COVENANTS OF THE COMPANY.

      (a) Ordinary Conduct of Business. Except as otherwise expressly permitted by this Agreement, the Company will, and will cause its Subsidiaries (including the Company Bank) to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement or as set forth on Section 6.1(a) of the Company's Disclosure Schedule, the Company will not, and it will not permit its Subsidiaries (including the Company Bank) to, do any of the following without the prior written consent of the Buyer:

            (i)   amend its governing documents;

            (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of options set forth on Section 4.3 of the Company's Disclosure Schedule), or amend any of the terms of any securities outstanding as of the date hereof;

            (iii) (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (C) redeem or otherwise acquire any of its securities;

            (iv) (A) incur or assume any long-term debt or issue any long-term debt securities, other than advances from the Federal Home Loan Bank having a maturity of one year or less, certificates of deposit and repurchase agreements with respect to instruments sold by the Company or its Subsidiaries, all in the ordinary course of business, or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business, (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course and consistent with past practice up to an amount with respect to any borrower or guarantor that would not result in the credit exposure to such borrower or guarantor increasing by more than $750,000, pledge or otherwise encumber shares of its capital stock, or (D) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens permitted by the proviso clause in the definition of Liens and Liens created or existing in the ordinary course of business consistent with past practice;

            (v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

            (vi) grant to any director or executive officer or employee any stock options or increase in his or her compensation (except compensation increases for employees who are vice presidents or below in the ordinary course of business consistent with past practice) or pay or agree to pay to any such Person other than in the ordinary course of business any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such Person by it or Buyer after the Closing;

            (vii) enter into or amend any employment Contract;

            (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

            (ix) change or modify any of the accounting principles or practices used by it or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP or any Regulatory Authority;

            (x) (A) enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by subclause (iv)(C) of this Section 6.1) other than in the ordinary course of business consistent with past practices, but not in any event involving an amount in excess of $10,000; (B) authorize or make any capital expenditure or expenditures (other than expenditures for maintenance, repair and replacement of Company Assets), that, individually or in the aggregate, are in excess of $10,000; or (C) enter into or amend any Contract with respect to any of the foregoing;

            (xi) pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by the Company Financial Statements, or incurred in the ordinary course of business consistent with past practices;

            (xii) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

            (xiii) take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions set forth in this Agreement not being satisfied; or

            (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

      (b) Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 4.2 of the Company's Disclosure Schedule such that such Contracts shall survive the Merger and not be breached thereby.

      (c) Acquisition Proposals. Any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, more than a thirty percent (30%) equity interest in, or more than thirty percent (30%) of the consolidated assets of, the Company and its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement, is hereby defined as an "ACQUISITION PROPOSAL". The Company shall not, and shall not permit any of its Subsidiaries to, permit any of their respective officers, directors, affiliates, representatives or agents to, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal, or (b) participate in any discussions or negotiations with or encourage any effort or attempt by any other Person or take any other action to facilitate an Acquisition Proposal. From and after the date hereof, the Company and its Subsidiaries shall and shall cause all of their respective officers, directors, employees , investment bankers, attorneys and other advisors and representatives to cease doing any of the foregoing. Notwithstanding the foregoing, the Company or any such Persons may, directly or indirectly, subject to a confidentiality agreement containing customary terms, furnish to any party information and access in response to a request for information or access made incident to an unsolicited written Acquisition Proposal setting forth a Superior Proposal made after the date hereof and may participate in discussions and negotiate with such party concerning any written Superior Proposal made after the date hereof, not recommend shareholder approval of the Merger and promptly terminate this Agreement as provided in Section 9.1(f) (provided that neither the Company nor any such Person, after the date hereof, solicited, initiated or encouraged such Acquisition Proposal) (prompt termination of this Agreement in accordance with Section 9.1(f) shall be required if the Board of Directors does not recommend shareholder approval in accordance with this provision), if the board of directors of the Company shall have determined in its good faith judgment based upon the written opinion of outside counsel reasonably acceptable to the Buyer (which shall in any event include Kennedy Covington Lobdell & Hickman, L.L.P.) that failing to take such action would violate the directors' fiduciary duties under applicable law. The board of directors of the Company shall notify the Buyer immediately of any inquiries or Acquisition Proposals received by, any such information requested from, and any requests for negotiations or discussion sought to be initiated or continued with the Company and shall in such notice indicate in reasonable detail the identity of the offeror and the terms and conditions of such inquiry, Acquisition Proposal, information request, negotiations or discussions and shall keep the Buyer promptly advised of all Material developments that could culminate in the board of directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries shall waive or modify any provisions contained in any confidentiality agreement entered into relating to a possible acquisition (whether by merger, stock purchase, asset purchase or otherwise) or recapitalization of the Company or any of its Affiliates.

      (d) Shareholder Approval. Subject to Section 6.1(c), the Company will, at the earliest practicable date, hold a meeting of its shareholders for the purpose of approving the Merger (the "COMPANY SHAREHOLDERS MEETING"). In connection with the Company Shareholders Meeting, subject to Section 6.1(c), the Company's board of directors will recommend to the Company's shareholders such approval.

      (e) Loan Loss Reserve. To the extent permitted by GAAP, regulatory accounting requirements and other applicable Laws, immediately prior to the Effective Time of the Merger, the Company shall increase its loan loss reserve to an amount satisfactory to Buyer in its reasonable discretion, provided, however, that such action by the Company shall not be deemed a default by the Company of any provision of this Agreement.

      (f) Expenses Prior to Effective Time. To the extent permitted by GAAP, regulatory accounting requirements and other applicable Laws, the Company shall establish accruals, or make payments for fees, costs and other expenses incurred in connection with the Merger and other expenses and fees incurred by the Company and the Company Bank immediately prior to the Effective Time of the Merger. Such action by the Company shall not be deemed a default hereunder.

      6.2   COVENANTS OF THE BUYER.

      (a) Reservation of Shares of the Buyer's Stock. The Buyer shall reserve for issuance a sufficient number of shares of the Buyer's Stock to cover the issuances of such stock required hereby.

      (b)   Directors.

            (i) As soon as reasonably practicable after the Effective Time of the Merger, the Buyer shall use its reasonable best efforts to cause Carl H. Ricker, Jr. to be elected or appointed as a member of the board of directors of the Buyer, conditional upon obtaining any necessary regulatory approvals. Buyer shall include such designated individual as a candidate for election as a director and recommend and solicit proxies for his election at its next annual meeting of shareholders. After such meeting, such designated Person shall be subject to the same nomination and election procedures as the other directors on the board of the Buyer.

            (ii) Subsequent to the Merger, if and when a merger between the Company Bank and the Buyer Bank is effected with the Buyer Bank as the surviving corporation, the Buyer shall cause Carl H. Ricker, Jr. to be elected or appointed as a member of the board of directors of the Buyer Bank, but conditional upon any necessary regulatory approvals. After the initial appointment or election of such designated Person, such Person shall be subject to the same nomination and election procedures as the other directors of the Buyer Bank's board of directors.

            (iii) For service on the Company's board of directors and Company Bank's board of directors and for all board (including advisory board) and committee services provided to the Company and Company Bank during the period from January 1, 2002 through December 31, 2002 and in lieu of the options that would have been issuable pursuant to the Company's Non-Employee Director Stock Option Plan (the "COMPANY DIRECTOR STOCK PLAN") and any other payments in consideration for such service, the members of the Company's board of directors shall at the Effective Time of the Merger be paid an aggregate of $46,000 with the portion of such aggregate amount allocable to each such board member to be determined based on the total number of Company and Company Bank board and committee meetings attended by such director during the period from January 1, 2002 through the Closing Date that would have been taken into account in determining the options issuable under the Company Director Stock Plan for 2002. Notwithstanding any provision in the Company Director Stock Plan to the contrary, the payments made under this subsection shall constitute the sole compensation (excluding reimbursed expenses) payable to such directors for serving on the board of directors (including advisory boards) and all board committees of the Company and the Company Bank during the period from January 1, 2002 through December 31, 2002, and, effective as of the Effective Time, the Company Director Stock Plan shall be deemed amended to the extent necessary to effect the foregoing.

            (iv) The Buyer shall form one or two advisory boards (in Buyer's discretion) for the Asheville and Hickory, North Carolina markets and shall offer to each member of the Company's Board of Directors (other than the member elected or appointed to Buyer's and/or Buyer Bank's board of directors) at the Effective Time of the Merger membership or emeritus status on such advisory board(s). Beginning with service during calendar year 2003, the members of such advisory board(s) shall receive such fees as are determined by the Buyer, which fees shall be reasonably consistent with those paid to Buyer's other advisory board members.

      (c)   Employees.

            (i) Except as covered by the Employment Agreements, any and all of the Company's and its Subsidiaries' employees ("COMPANY EMPLOYEES") will be employed on an "at-will" basis by the Buyer or the Buyer Bank, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such Person to obligate the Buyer or any Affiliate thereof to employ any such Person for any specific period of time or in any specific position, or to restrict the Buyer's or any of its Affiliates' right to terminate the employment of any such Person at any time and for any reason satisfactory to it.

            (ii) Such Company Employees who continue employment with the Buyer or any of its Affiliates will be eligible for benefits consistent with those of existing employees of the Buyer or such Affiliate, with credit for past service with the Company or the Company Bank for purposes of participation, eligibility and vesting (including with respect to any amounts to be contributed by the Buyer or one of its Affiliates or amounts that will vest under any Buyer Benefit Plan, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company's or any of its Subsidiaries' medical plans as of the Closing Date or any waiting period relating to coverage under the Buyer's or any of its Affiliates' medical plans. There shall be no waiting periods applicable to any such Company Employees to participate in such benefits (including applicable insurance benefits).

            (iii) The Buyer or one of its Affiliates shall honor any and all vacation accrued by the Company Employees and the Company Bank and any sick leave up to 90 days, and any such Company Employee who is not retained for employment by the Buyer shall be paid for all accrued but unused vacation as of the date of termination of employment.

            (iv) If any Company Employee at the Effective Time of the Merger is terminated by the Buyer within one year after the Effective Time of the Merger, for any reason other than Cause, death or disability, or if any such employee shall terminate his employment after being required and not agreeing to relocate his or her principal work location outside of the county of his or her current principal work location or having his or her base compensation (excluding benefits) Materially reduced and within one year after the Effective Time of the Merger, such Company Employee shall receive severance pay equal to two week's pay at his or her current salary for each year of consecutive service to the Company, the Company Bank and/or the Buyer, provided, however that such severance pay shall not be less than four (4) weeks pay and not more than twenty-six (26) weeks pay and provided, further, that neither any Company Employee who is a party to an Employment Agreement nor any Company Employee eligible for retirement who is eligible for participation in the Buyer's retirement plan at the time of termination shall receive such severance pay.

            (v) 401(k) Plan. The Company's 401(k) Plan will be merged into Buyer's 401(k) Plan as soon as practicable after the Effective Time in accordance with applicable Law. The Buyer agrees to use its best efforts to minimize the amount of any deferred sales charges payable in respect of assets held in the Company's 401(k) Plan in connection with such merger and, so long as it is permitted under applicable Law and can be done without adverse tax consequences to Buyer or its 401(k) Plan, to (i) contribute up to $15,000 to the Company's 401(k) Plan to reimburse the participants for any such charges that are incurred in connection with such merger (ii) pay up to $15,000 to the appropriate asset managers or other parties for a waiver of such deferred sales charges or (iii) take such other action as may minimize or avoid such deferred sales charges that does not require Buyer to pay more than $15,000. Participants in Company's 401(k) Plan will automatically become participants in Buyer's 401(k) Plan and will automatically be vested in their benefits.

      (d)   Directors' and Officers' Insurance and Indemnification.

            (i) At its option, the Company may obtain or require the Buyer to obtain and maintain, or cause the Buyer Bank to obtain and maintain, in effect for three years from the Closing Date, if available, the current directors' and officers' liability insurance policies maintained by the Company or substitute policies of at least the same coverage containing terms and conditions that are not taken as a whole Materially less favorable to the insured with respect to matters occurring prior to the Effective Time of the Merger. Such insurance shall cover all

      Persons and entities who are currently covered by the Company's existing director's and officers' liability policy (including all existing directors and officers of the Company and its Subsidiaries) and shall include coverage for matters occurring prior to the Effective Time of the Merger.

            (ii) From and after the Effective Time of the Merger, the Buyer shall, or shall cause the Buyer Bank to, indemnify, defend and hold harmless each Person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time of the Merger, an officer or director of the Company or any of its Subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "CLAIM"), in which an Indemnified Person is, or is threatened to be made, a party or witness arising in whole or in part out of the fact that such Person is or was a director, officer or employee of the Company or any of its Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including without limitation the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, at or after the Effective Time of the Merger (the "INDEMNIFIED LIABILITIES"), to the fullest extent permitted by applicable Law in effect as of the date hereof or as amended applicable to a time before the Effective Time. Any Indemnified Person wishing to claim indemnification under this Section 6.2(d)(ii), upon learning of any Claim, shall notify the Buyer (but the failure so to so notify shall not relieve the Buyer or the Buyer Bank from any liability that it may have under this Section 6.2(d)(ii), except to the extent such failure Materially prejudices the Buyer or its Subsidiaries). In the event of any such Claim, whether arising before, on or after the Effective Time of the Merger, (1) the Buyer shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption, the Buyer shall not be liable to any Indemnified Person for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Person in connection with the defense therefor, except that if the Buyer elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues that raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties (unless counsel for one or more Indemnified Parties advises his or her client that a conflict exists between his or her client and one or more other Indemnified Parties, in which event the fees and expenses of such counsel shall also be paid by the Buyer) whose reasonable fees and expenses shall be paid promptly as statements are received, (3) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and
      (4) the Buyer shall have no obligation hereunder to any Indemnified Person when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law (it being acknowledged by the parties hereto that in the event of any good faith dispute about the lawfulness of such indemnification, the Buyer or the Buyer Bank may place the amounts at issue in escrow pending the final and nonappealable determination of such dispute). The obligations of the Buyer and the Buyer Bank pursuant to this Section 6.2(d) are intended to be enforceable against the Buyer and the Buyer Bank directly by the Indemnified Parties. The indemnification provided herein shall be in addition to any indemnification rights that any Indemnified Parties may have by Law, pursuant to the articles of incorporation or bylaws of the Company or any of its Subsidiaries or pursuant to the terms of any employee benefit plan or trust for which any Indemnified Party serves as a fiduciary.

       (e) Shareholder Approval. The Buyer will, at the earliest practicable date, hold a meeting of its shareholders for the purpose of approving the Merger (the "BUYER SHAREHOLDERS MEETING"). In connection with the Buyer Shareholders Meeting, the Buyer's board of directors will recommend to the Buyer's shareholders such approval.

      6.3   COVENANTS OF BOTH PARTIES TO THE AGREEMENT.

      (a) Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

      (b) Notification. Each of the parties hereto agrees to notify promptly the other party hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

      (c) Consummation of Agreement. Subject to Section 6.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, or the Buyer, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to Section 6.1(c), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 6.1(c), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.1(c), none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 8.1(b) from the Regulatory Authorities, or (ii) Materially adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

      (d) Corporate Action. Subject to the terms and conditions hereof (including Section 6.1(c)), each of the parties hereto shall, and each of them shall cause their Subsidiaries to, take all corporate action, including the recommendation of the Merger by their respective boards of directors to their respective shareholders, and use each of their best efforts to cause all shareholder action to be taken, necessary to consummate and give effect to the Merger.

      (e) Maintenance of Corporate Existence. Each of the parties hereto shall, and each of them shall cause their Subsidiaries to, maintain in full force and effect their respective corporate or legal existences.

      (f) Applications and Reports. The Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate in the preparation and, where appropriate, filing of, all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Buyer shall use its commercially reasonable efforts to obtain the requisite Consents of all Regulatory Authorities as soon as practicable after the filing of the appropriate applications. The Buyer will promptly furnish to the Company copies of applications filed with all Regulatory Authorities and copies of Material written communications received by the Buyer from any Regulatory Authorities with respect to the transactions contemplated hereby.

      (g) Registration Statement and Joint Proxy Statement. As soon as reasonably practicable after the execution of the Agreement and after the furnishing by the Company and the Company Bank of all information required to be contained therein, the Buyer shall file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Joint Proxy Statement. The Buyer and the Company shall each use their reasonable best efforts to cause the Joint Proxy Statement to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. The Buyer and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable and take any action required to be taken under applicable state securities laws in connection with the issuance of the shares of Buyer's Stock upon consummation of the Merger. Subject to Section 6.1(c), the Joint Proxy Statement shall include the recommendation of the Boards of Directors of the Company and the Buyer in favor of the Merger.

      (h) Affiliates; Restrictive Legend. The Buyer will give stop transfer instructions to its transfer agent with respect to any Buyer Stock issued to "affiliates", as such term is used in Rule 145 under the Securities Act of 1933, of the Company or Company Bank in connection with the Merger and there will be placed on the certificates representing such Buyer Stock , or any substitution therefor, a legend stating in substance:

            "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Capital Bank Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Capital Bank Corporation) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for CBC that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend and it shall be in Capital Bank Corporation's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such, transfer or other disposition."

      (i)   Closing. Subject to the terms and conditions hereof (including
Section 6.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within 30 days after all conditions to the Closing have been satisfied.

      6.4 NON-COMPETITION. Each of Hurshell H. Keener and Carl H. Ricker, Jr. (each a "RESTRICTED DIRECTOR") agrees, in partial consideration for the performance by the Buyer of the transactions contemplated by this Agreement and in recognition of the fact that such transactions reflect the acquisition for value by the Buyer of the Company (including all shares of capital stock of the Company held by the Restricted Directors, each of whom is a shareholder of the Company) and its rights, assets and liabilities, that such Restricted Director shall not, without the Buyer's written consent, from the Effective Time until the second anniversary of the Effective Time:

      (a) directly or indirectly, as an officer, director, shareholder, owner, employee, consultant or otherwise, become or be interested in or associated with, work for and/or assist any other banking company or proposed banking company that has an office in Buncombe or Catawba County, North Carolina. For purposes of this subsection (a), direct or indirect ownership of not more than one percent (1%) of the issued and outstanding stock of a corporation, the shares of which are publicly traded, shall not be deemed to be a violation of the preceding sentence, nor shall direct or indirect ownership interests of such stock to the extent such interests exist on the date of this Agreement plus up to an additional one percent (1%) of the stock of the same corporation or its successor acquired after the date of this Agreement be deemed to be a violation of the preceding sentence;

      (b) directly or indirectly, solicit, interfere with the Buyer's relationships with or entice away from the Buyer any customer, supplier, Person, firm or corporation who or which currently does, or has, at any time during the one (1) year immediately preceding the Effective Time or the period beginning at the Effective Time and ending on the second anniversary of the Effective Time, done business with the Company, or offer employment to or procure employment for any Person who currently does, or has, at any time during the one (1) year immediately preceding the Effective Time or the period beginning at the Effective Time and ending on the second anniversary of the Effective Time, been employed by the Company; or

      (c) use for any competitive purpose or knowingly divulge, directly or indirectly, to any entity or Person, any Confidential Information concerning the Company. If a Restricted Director believes that a disclosure of Disclosable Information is required by law, such Restricted Director shall give the Buyer such prior notice of the disclosure, and such opportunity to limit or contest, at its own expense, the requirement for such disclosure as may be reasonably available under the circumstances.

      It is the desire and intent of the parties to this Agreement that the provisions of this Section 6.4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, and shall survive the Closing. If any particular provisions or portion of this Section 6.4 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

      The parties recognize that the performance of the obligations under this Section 6.4 by each of the Restricted Directors is special, unique and extraordinary in character, and that in the event of the breach by any Restricted Director of the terms and conditions of this Section 6.4 to be performed, the Buyer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section 6.4, to enforce the specific performance thereof by such Restricted Director or to enjoin such Restricted Director from performing services for any such other Person, firm or corporation.

      For purposes of this Section 6.4 only, the term "Buyer" shall include the Buyer and all Affiliates of the Buyer, and the term "Company" shall include the Company and all Affiliates of the Company. If this Agreement is terminated prior to the Effective Time this Section 6.4 shall be of no further force or effect.

      6.5 VOTING AGREEMENT. Each Restricted Director and J. Edgar McFarland ("MCFARLAND") hereby revokes any and all previous proxies with respect to the Company Shares owned by such Person ("DIRECTOR SHARES") and irrevocably agrees to vote and otherwise act (including pursuant to written consent) with respect to all of the Restricted Director Shares, for the approval and the adoption of this Agreement all agreements related to the Merger and any actions related thereto, and against any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by this Agreement, at any meeting or meetings of the shareholders of the Company, and at any adjournment, postponement or continuation thereof, at which this Agreement and the other related agreements, or such other actions are submitted for the consideration and vote of the shareholders of the Company. The foregoing shall remain in effect with respect to the Restricted Director Shares until the termination of this Agreement. Each Restricted Director and McFarland hereby agrees to execute such additional documents as the Buyer may reasonably request to effectuate the foregoing. The Restricted Directors and McFarland do not make any agreement pursuant to this Section 6.5 as an officer or director of the Company; rather, for purposes of this Section 6.5, each Restricted Director and McFarland signs solely in his or her capacity as a record holder and beneficial owner of the Restricted Director Shares, and nothing herein shall limit or affect any actions taken in his capacity as a director of the Company, including without limitation the exercise of his duties as a director.

                                 ARTICLE VII

                     DISCLOSURE OF ADDITIONAL INFORMATION

      7.1 ACCESS TO INFORMATION. Prior to the Closing Date, the parties hereto shall, and shall cause each of their Affiliates to:

      (a) give the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

      (b) furnish the other with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as it may reasonably request.

      7.2 ACCESS TO PREMISES. Prior to Closing, the Company shall, and shall cause its Subsidiaries to, give the Buyer and its authorized representatives reasonable access to all of the Company's and its Subsidiaries' Real Property for the purpose of inspecting such property.

      7.3 CONFIDENTIALITY. Prior to Closing, except as otherwise required by Law or provided in Section 7.4, each of parties hereto shall not, and shall not permit its Affiliates to, and each shall use its best efforts to cause its and its Affiliates' respective employees, lenders, accountants, representatives, agents, consultants and advisors not to, discuss or disclose, or use for any purpose other than the transactions contemplated hereby, the subject matter or transactions contemplated by this Agreement or any Confidential Information of the other party. For purposes of this Section, "CONFIDENTIAL INFORMATION" means any information about the disclosing party furnished to the receiving party or its representatives by the disclosing party or its representatives, unless (a) such information is already known to the receiving party or its representatives or to others not bound by a duty of confidentiality at the time it is furnished to the receiving party or such information becomes publicly available through no fault of the receiving party or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent necessary or desirable for the consummation of the transactions contemplated hereby or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings to enforce the receiving party's rights hereunder. If a receiving party believes that a disclosure of information that would be Confidential Information but for the exception contained in the foregoing clause (c) ("DISCLOSABLE INFORMATION") is required by law, such receiving party shall give the disclosing party such prior notice of the disclosure, and such opportunity to limit or contest, at its own expense, the requirement for such disclosure as may be reasonably available under the circumstances.

      7.4 PUBLICITY. Without the prior consent of the other party, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by Law, but in which case the disclosing party shall provide the other party hereto with reasonable advance notice of the timing and substance of any such disclosure.

                                 ARTICLE VIII

                            CONDITIONS TO CLOSING

      8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties hereto pursuant to Section
10.4 of this Agreement:

      (a) Adverse Proceedings. Neither the Company, the Company Bank, the Buyer, the Buyer Bank nor any shareholder of any of the foregoing shall be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the Merger, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any reasonable steps within that party's control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

      (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the Board of Directors of the Buyer or the Company would so Materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not have entered into this Agreement.

      (c) Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Person, including those Consents listed on Section 4.2 of the Company's Disclosure Schedule, except to the extent that the failure to obtain such any such Consents would not, individually or in the aggregate result in a Material Adverse Effect on such Person.

      (d) Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Buyer's Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Buyer, threatened by the SEC.

      (e) Approval. The Company's and the Buyer's shareholders shall have approved this Agreement, the Plan of Merger and the Merger in accordance with applicable law.

      (f) Tax Opinion. On the basis of facts, representations and assumptions that shall be consistent with the state of facts existing at the Closing Date, the Buyer and the Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. or another reputable tax advisor reasonably acceptable in form and substance to each of them dated as of the Closing Date, substantially to the effect that, for federal income tax purposes: (i) the Merger, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of
Section 368(a) of the Code, (ii) no gain or loss will be recognized by the Buyer or the Company by reason of the Merger, (iii) the exchange or cancellation of Company Shares in the Merger will not give rise to recognition of gain for federal income tax purposes to the shareholders of the Company to the extent such shareholders receive Buyer's Stock in exchange for their Company Shares , (iv) shareholders of the Company who have a loss on their Company Shares will not recognize any loss by reason of the Merger,
(v) the basis of the Buyer's Stock to be received by a shareholder of the Company will be the same as the basis of the stock of the Company surrendered in connection with the Merger, and (vi) the holding period of the shares of the Buyer's Stock to be received by a shareholder of the Company will include the period during which the shareholder held the Company Shares surrendered in connection with the Merger, provided that the Company Shares surrendered in connection with the Merger are held as a capital asset at the Effective Time of such Merger. Each of the Buyer and the Company shall provide a letter to the tax advisor setting forth such facts, assumptions and representations as may be reasonably requested by the tax advisor and on which such tax advisor may rely in rendering its opinion.

      (g) Nasdaq Listing. As of the Effective Time, the Buyer shall have satisfied all requirements in order for the shares of the Buyer's Stock to be issued to shareholders of the Company in connection with the Merger to be listed on the Nasdaq National Market System as of the Effective Time.

      8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by such parties pursuant to Section 10.4 of this Agreement:

      (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Buyer shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

      (b) All documents required to have been executed and delivered by the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (c) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT B.

      (d) As of the Closing Date, the Company shall have received the following documents with respect to the Buyer:

            (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

            (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

            (iii) a certificate from its Secretary or an Assistant Secretary certifying that (1) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection
      (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (iv) below that would adversely affect its existence, and (2) Buyer has complied with the conditions set forth in this Section 8.2 as may be reasonably required by the Company, including without limitation a Certificate as to the matters set forth in Section 8.2(a);

            (iv) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

            (v) a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

            (vi) a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

      (e) The Company shall have received from The Orr Group an updated Company Fairness Opinion, dated the date of the Joint Proxy Statement, to the effect that, as of the date of the Joint Proxy Statement, the consideration to be received in the Merger by the holders of the Company Shares is fair to such holders from a financial point of view.

      8.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Buyer pursuant to Section 10.4 of this Agreement:

      (a) All representations and warranties of the Company contained in this Agreement shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

      (b) Holders of Company Shares representing no more than ten percent (10%) of the issued and outstanding Company Shares immediately prior to the Effective Time shall have exercised dissenters' or similar rights with respect to the Merger.

      (c) All documents required to have been executed and delivered by the Company or any third party to the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

      (d) The Buyer shall have received a legal opinion from Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT C.

      (e) Each of J. Edgar McFarland, Anne D. Martin, and A.C. Honeycutt, Jr. shall have executed and delivered an employment agreement (the "EMPLOYMENT AGREEMENTS") with the Company Bank, effective as of the Effective Time of the Merger, in the respective forms attached hereto as EXHIBIT D-1, D-2 and D-3, respectively.

      (f) As of the Closing Date, the Buyer shall have received the following documents with respect to each of the Company and its Subsidiaries (including the Company Bank):

            (i) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

            (ii) a true and complete copy of its articles of incorporation or charter and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date.

            (iii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

            (iv) a certificate from its Secretary or an Assistant Secretary certifying that (1) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection
      (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (2) Company has complied with the conditions set forth in this Section 8.3 as may be reasonably required by the Buyer, including without limitation a Certificate as to the matters set forth in Section 8.3(a);

            (v) with respect to the Company only, a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

            (vi) with respect to the Company only, a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

      (g) Each member of the board of directors of the Company Bank shall, if so requested by the Buyer, have tendered his or her written resignation to the Company Bank effective as of the Effective Time of the Merger.

      (h) The Buyer shall have received from Trident Securities an updated Buyer Fairness Opinion, dated the date of the Joint Proxy Statement, to the effect that, as of the date of the Joint Proxy Statement, the terms of the Merger, including the Merger Consideration, are fair, from a financial point of view, to the Buyer and its shareholders.

                                  ARTICLE IX

                                 TERMINATION

      9.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

      (a)   By mutual written consent of the Company and the Buyer;

      (b) By either the Buyer or the Company, if there shall be any Law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or its shareholders or the Buyer or its shareholders from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable;

      (c) By either the Buyer or the Company, if the conditions to the obligation to effect the transactions contemplated hereby of the party seeking termination shall not have been fulfilled or waived by November 30, 2002, and if the party seeking termination is in Material compliance with all of its obligations under this Agreement;

      (d) By either the Buyer or the Company, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment
(notwithstanding the efforts of the party seeking to terminate as set forth in Section 6.3(c)), and has not been waived;

      (e) At any time on or prior to the Closing Date, by the Buyer, if the Company has, or by the Company, if the Buyer has, in any Material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date;

      (f) By the Company if (i) the board of directors of the Company shall reasonably determine, subject to Section 6.1(c), that an Acquisition Proposal constitutes a Superior Proposal, provided, however, that the Company may not terminate this Agreement pursuant to this subsection (f) unless (x) five business days shall have elapsed after delivery to Buyer of a written notice of such determination by such board of directors, and, during such five business day period, the Company shall have informed Buyer of the terms and conditions of such Acquisition Proposal and the identity of the Person or group making such an Acquisition Proposal, and (y) at the end of such five business day period, the Board of Directors of the Company believes that such Acquisition Proposal constitutes a Superior Proposal, and
(ii) the Company thereafter executes a definitive, binding transaction agreement to consummate the transaction that is the subject of such Acquisition Proposal;

      (g) By either the Buyer or the Company if any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority;

      (h) By the Company if notwithstanding the satisfaction of its obligations under Section 6.1(d), its shareholders do not approve this Agreement and the Merger at the Company Shareholders Meeting or the shareholders of the Buyer do not approve this Agreement at the Buyer Shareholders Meeting;

      (i) By the Buyer if notwithstanding the satisfaction of its obligations under Section 6.2(e), its shareholders do not approve this Agreement and the Merger at the Buyer Shareholders Meeting or the shareholders of the Company do not approve this Agreement at the Company Shareholders Meeting; and

      (j) By the Company, if the Average Closing Price is less than $11.25 (or such lesser amount to which the parties shall have mutually agreed in writing, which they shall not be obligated to do) and its board of directors determines to terminate this Agreement and the Merger.

      9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to Section 9.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

      (a) The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth herein, and all copies of Confidential Information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor, (ii) the provisions set forth in Section 7.4 relating to publicity, (iii) the provisions set forth in Section 10.1 relating to expenses and (iv) the provisions set forth in this Article IX.

      (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

      (c) Except as provided in Section 9.2(a) and except as provided below, following the termination of this Agreement neither party shall have any liability of any nature whatsoever hereunder or in conjunction with the transactions contemplated hereby; provided, however, notwithstanding the foregoing and subject to Section 9.3(d), either party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for any uncured willful violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

      9.3   TERMINATION EXPENSES AND FEES.

      (a)   In the event Company terminates this Agreement pursuant to
Section 9.1(f), the Company shall pay within one (1) business day following such termination, a termination fee of $250,000 payable by wire transfer of immediately available funds to an account designated by Buyer.

      (b) In the event (i) the Company or any of its Subsidiaries receives an Acquisition Proposal, (ii) the Company's board of directors terminates this Agreement pursuant to Section 9.1(f), and (iii) within twelve (12) months after the date of such Acquisition Proposal, the Company consummates an Acquisition Transaction with the party making the Acquisition Proposal, then upon, and within one (1) business day following, the consummation of such Acquisition Transaction, the Company shall pay the Buyer a termination fee of $750,000 payable by wire transfer of immediately available funds to an account designated by Buyer.

      (c) In the event (i) the Company or any of its Subsidiaries receives an Acquisition Proposal prior to May 1, 2003, (ii) the Company's board of directors fails to recommend approval of the Merger to the Company's shareholders or amends or withdraws its recommendation of the Merger to the Company's shareholders in manner adverse to the Buyer and (iii) within twelve
(12) months after the date of such Acquisition Proposal, the Company consummates an Acquisition Transaction with the party making the Acquisition Proposal, then upon, and within one (1) business day following, the consummation of such Acquisition Transaction, the Company shall pay the Buyer a termination fee of $1,000,000 less any amounts paid by the Company pursuant to Sections 9.3(a) and (b), payable by wire transfer of immediately available funds to an account designated by Buyer; provided, however, that no termination fee shall be payable pursuant to this subsection following the termination of this Agreement by the Company pursuant to subsection (b), (c),
(d), (e), (g) or (j) of Section 9.1 or by the Buyer other than pursuant to
Section 9.1(e) due to the willful breach of any representation, warranty, covenant or agreement by the Company hereunder.

      (d) This Section 9.3 provides the exclusive legal remedy available to the Buyer in connection with the Company's termination of this Agreement pursuant to Section 9.1(f).

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

      10.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (i) the Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the Merger and (ii) the Company shall pay all costs and expenses incurred by it in connection with this Agreement and the Merger.

      10.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such Person that any warranty or representation is false at the time of signing or Closing.

      10.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

      10.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Buyer, on one hand, and the Company, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4.

      10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one Business Day after sending by a reputable national over-night courier service or three Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

      (a) Any notice to any of the Company shall be delivered to the following addresses:

                  High Street Corporation
                  1310 Hendersonville Road
                  Asheville, North Carolina  28803
                  Attention:  J. Edgar McFarland
                  Telephone: (828) 277-5001
                  Facsimile: (828) 277-4530

                        with a copy to:

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  Bank of America Corporate Center
                  100 North Tryon Street, 42nd Floor
                  Charlotte, North Carolina 28202
                  Attention: J. Norfleet Pruden, III
                  Telephone: (704) 331-7400
                  Facsimile: (704) 331-7598

      (b) Any notice to the Buyer shall be delivered to the following addresses:

                  Capital Bank Corporation
                  4901 Glenwood Avenue
                  Raleigh, North Carolina  27612
                  Attention:  James A. Beck
                  Telephone: (919) 645-6313
                  Facsimile: (919) 645-6413

                        with a copy to:

                  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
                  L.L.P.
                  2500 First Union Capitol Center
                  Raleigh, North Carolina 27602
                  Attention: D. Scott Coward
                  Telephone: (919) 821-1220
                  Facsimile: (919) 821-6800


Any party may change the address to which notice is to be given by notice given in the manner set forth above.

      10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

      10.7 SEPARABLE PROVISIONS. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect.

      10.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina.

      10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      10.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.


                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     COMPANY:

                                     HIGH STREET CORPORATION


                                    By:   /s/ J. Edgar McFarland
                                          ----------------------------------
                                    Name:  J. Edgar McFarland
                                    Title: President and Chief Executive Officer




                                     BUYER:

                                     CAPITAL BANK CORPORATION


                                    By:   /s/ James A. Beck
                                          ----------------------------------
                                    Name:  James A. Beck
                                    Title: President and Chief Executive Officer





For purposes of evidencing their assent and agreement to Sections 6.4 and 6.5, as applicable:


/s/ Hurshell H. Keener
---------------------------------
Hurshell H. Keener


/s/ Carl H. Ricker, Jr.
---------------------------------
Carl H. Ricker, Jr.


/s/ J. Edgar McFarland
---------------------------------
J. Edgar McFarland

                                                                     Exhibit A

                          FORM OF PLAN OF MERGER OF

                           HIGH STREET CORPORATION

                        INTO CAPITAL BANK CORPORATION


A.    Corporations Participating in Merger.

      High Street Corporation, a North Carolina corporation (the "Merging Corporation"), will merge with and into Capital Bank Corporation, a North Carolina corporation, which will be the surviving corporation (the "Surviving Corporation") of such merger.

B.    Name of Surviving Corporation.

      After the merger, the Surviving Corporation shall have the name "Capital Bank Corporation"

C.    Merger.

      The merger of the Merging Corporation into the Surviving Corporation shall be effected pursuant to the terms and conditions of this Plan. Upon the merger becoming effective, the corporate existence of the Merging Corporation will cease, and the corporate existence of the Surviving Corporation will continue. The merger shall become effective on the date and at the time of filing of the Articles of Merger containing this Plan with the North Carolina Secretary of State or at such other time as may be specified in such Articles of Merger. The time when the merger becomes effective is hereinafter referred to as the "Effective Time."

D.    Conversion and Exchange of Shares.

      At the Effective Time, the outstanding shares of the common stock of the corporations participating in the merger will be converted and exchanged as follows:

      1.    Merging Corporation.

      (a) Each outstanding share of the common stock of the Merging Corporation[, except for shares held by the Surviving Corporation and its Affiliates (other than shares held in a fiduciary capacity or as a result of debts previously contracted) and Dissenting Shares] shall at the Effective Time be converted into a fraction of a share of the common stock of the Surviving Corporation equal to the Conversion Ratio determined in accordance with subsection (b) below and each holder of certificates representing any such shares shall thereafter cease to have any rights with respect to such shares, except as provided herein.

      (b) The conversion ratio upon which shares of the common stock of the Merging Corporation will be converted into shares of the common stock of the Surviving Corporation at the Effective Time of the Merger (the "Conversion Ratio") shall be equal to .747 unless the Average Closing Price is less than $12.50, in which case the Conversion Ratio shall be equal to the lesser of
(i) .830 and (ii) a fraction, the numerator of which is $9.34 and the denominator of which is the Average Closing Price, unless, in the event the Average Closing Price is less than $11.25, the parties mutually agree in writing to a greater Conversion Ratio (which they shall not be obligated to do).

      (c) "AVERAGE CLOSING PRICE" means the average of the closing prices for the Buyer's Stock on the Nasdaq National Market System (or, if the Buyer's Stock is not then approved for trading on the Nasdaq National Market System, then on such other securities market on which Buyer's Stock is then principally traded) for the most recent twenty (20) trading days ending on the third day prior to the date of the Company shareholders meeting called to consider the Merger. For this purpose, a "trading day" is a day on which securities are generally traded on such market, whether or not the Buyer's Stock is traded on such day, and the closing price for the Buyer's Stock on a trading day when it is not traded shall be deemed to be the closing price on the most recent trading day on which the Buyer's Stock was traded. The closing prices used for this determination shall be the closing prices as reported by such market or, if such reports are not available, as reported by another authoritative source identified by the Buyer and reasonably acceptable to the Company.

      2.    Surviving Corporation.

      (a) Each outstanding share of the common stock of the Surviving Corporation shall remain outstanding after the Effective Time and shall not be affected by the merger.

      (b) In the event the Surviving Corporation or the Merging Corporation changes the number of shares of its common stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock repurchase, redemption or similar reorganization with respect to such stock and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, stock repurchase, redemption or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the per share consideration to be exchanged for the Merging Corporation's shares shall be equitably adjusted to reflect such change.

      3. Fractional Shares. No fractional shares of the common stock of the Surviving Corporation shall be delivered as consideration for the merger described herein. Instead, the number of shares of the common stock of the Surviving Corporation to which a holder of the shares of the Merging Corporation's common stock is entitled to receive shall be rounded to the nearest whole share.

      4. Surrender of Share Certificates. Each holder of a certificate representing shares to be converted or exchanged in the merger shall surrender such certificate for cancellation, and after the Effective Time and after such surrender, shall be entitled to receive in exchange therefor the consideration to which it is entitled under this Plan. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of common stock of the Merging Corporation shall be deemed for all purposes to evidence ownership of the consideration to be issued and paid for the conversion or exchange of such shares under this Plan.

      5. No Further Transfers. From and after the Effective Time of the merger, there shall be no further transfers on the stock transfer books of the Merging Corporation of the shares of the Merging Corporation that were outstanding immediately prior to the Effective Time of the merger. If after such Effective Time, certificates representing shares of the Merging Corporation are presented to the Surviving Corporation, they shall be canceled, and exchanged and converted into the merger consideration as provided for herein.

E.    Abandonment.

      At any time prior to the merger becoming effective, the board of directors of the Merging Corporation or the Surviving Corporation may, in each of their discretion (but subject to the terms of the Merger Agreement between the corporations), abandon the merger.

                                                                     Exhibit B

              [FORM OF LEGAL OPINION OF SMITH, ANDERSON, BLOUNT,
                    DORSETT, MITCHELL & JERNIGAN, L.L.P.]



                           _________________, 2002




High Street Corporation
1310 Hendersonville Road
Asheville, North Carolina  28803

Ladies and Gentlemen:

      We have acted as counsel to Capital Bank Corporation, a North Carolina corporation (the "Company"), in connection with the merger of High Street Corporation, a North Carolina corporation ("High Street"), with and into the Company (the "Merger") pursuant to the terms of the Merger Agreement dated ____________, 2002 (the "Agreement") between the Company and High Street. This opinion is furnished to you pursuant to the provisions of Section 8.2(d) of the Agreement.

      We have examined originals or copies of the Agreement, the Registration Statement on Form S-4 (Registration No. 333-73268), including the Joint Proxy Statement/Prospectus dated _______________, 2002 constituting a part thereof (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") on ____________, 2002, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Articles of Incorporation and Bylaws, as amended, of the Company, certificates of officers of the Company and public officials, and such other documents, records and matters of law as we have deemed necessary or appropriate for purposes of rendering the opinions contained herein.

      As to matters of fact on which we have relied in giving certain of the opinions set forth below, we have relied solely upon (i) information coming to our attention in the course of our representation of the Company in connection with the transactions contemplated by the Agreement, or otherwise within the Actual Knowledge of the lawyers in our firm who have given substantive attention to such transactions, (ii) certificates and statements of officers of the Company, (iii) the representations and warranties of the Company set forth in the Agreement, and (iv) certifications and letters provided to us by public officials, including a Certificate of Existence dated ___________, 2002 issued by the North Carolina Secretary of State and the Certification dated ___________, 2002 issued by the Federal Reserve Bank of Richmond. We have not independently verified any factual matters in connection with the giving of the opinions set forth below.

      The opinions set forth herein are limited to the effect of the laws of the State of North Carolina and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction or the effect of any such laws on the matters addressed herein.

      Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

      1. The Company is a duly incorporated, validly existing corporation under the laws of the State of North Carolina and is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and the Company has full corporate power and authority to own its properties and conduct its business as described in the Proxy Statement/Prospectus.

      2.    The  authorized  capital stock of the Company  consists  solely of
20,000,000 shares of common stock. None of the shares of the Company's common stock to be issued pursuant to the Agreement will be issued in violation of the statutory preemptive rights of the current or past shareholders of the Company.

      3. The execution, delivery, and performance of the Agreement by the Company and consummation of the transactions contemplated thereby do not and will not conflict with any of the provisions of the Articles of Incorporation or Bylaws of the Company.

      4. The Company has full corporate power and authority to execute and deliver, and perform its obligations under, the Agreement, and the Agreement has been duly authorized, approved, and adopted by all requisite corporate action of the Company and by the shareholders of the Company. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

      5. The issuance of the shares of common stock of the Company to be issued and delivered to the shareholders of High Street pursuant to the Agreement has been duly authorized, and when such shares are issued in accordance with the terms of the Agreement, such shares will be validly issued, fully paid and nonassessable.

      6. As of the mailing date of the Proxy Statement/Prospectus and the date of the special meeting of shareholders of the Company with respect to approval of the Agreement and the Merger, the information with respect to the Company and its subsidiaries contained in the Proxy Statement/Prospectus (other than the financial statements and other financial and statistical information contained therein, incorporated by reference therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated by the Commission thereunder.

      7. To our Actual Knowledge, no consents, approvals or waivers are required to be obtained from any person or entity in connection with the Company's execution and delivery of the Agreement, or the performance of its obligations or agreements or the consummation of the transactions described therein, except for required approvals of governmental or regulatory authorities ("Regulatory Approvals").

      8. All Regulatory Approvals required to be obtained by the Company for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger) have been obtained, all conditions imposed on the Company in connection with such Regulatory Approvals that are required to be satisfied prior to consummation of such transactions have been satisfied or waived, and, to our Actual Knowledge, all such Regulatory Approvals are in full force and effect; and, to our Actual Knowledge, no other consents, approvals, authorizations or other orders of any court or any governmental agency are required to be obtained by the Company for the consummation of the transactions contemplated by the Agreement (other than the filing of Articles of Merger with respect to the Merger).

      In  giving  the  opinions  set  forth  above,  we  have  made  customary
assumptions   and  we   have   specifically   assumed,   without   independent
verification, that:

      A. High Street is duly organized, validly existing and in good standing as a corporation under the laws of the State of North Carolina. High Street has the full power and authority (corporate and otherwise) to enter into and perform its obligations under the Agreement and to consummate the transactions described therein. The Agreement and all other documents and instruments executed by High Street in connection therewith have been duly and validly executed and delivered on behalf of and are enforceable in accordance with their terms against High Street;

      B. Other than persons executing documents on behalf of the Company, the signatures of all persons signing any document or instrument delivered in connection with the Agreement or the consummation of the transactions described therein are genuine, and all such persons executing such documents have been duly authorized to execute and deliver such documents and instruments;

      C.    All  natural   persons   executing   any  document  or  instrument
delivered in connection with the Agreement or the consummation of the transactions described therein, or on whose behalf any such documents were executed, had and continue to have legal competency to do so and to become legally bound thereby;

      D. All documents submitted to us as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the original documents, which are themselves authentic;

      E. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act;

      F. High Street has complied or will comply with all conditions of all required approvals of regulatory authorities having jurisdiction over High Street and the Company, and the transactions described in the Agreement;

      G. The minutes of the meetings of the Board of Directors of the Company accurately reflect the actions taken at those meetings and the meetings were duly called and a quorum was present in each case;

      H. Any certificate, representation or other document on which we have relied that was given or dated on or prior to the date hereof continues to remain accurate, insofar as relevant to such opinions, from such earlier date through and including the date of this letter;

      I. All certificates of public officials have been properly given and are accurate and complete; and

      J. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with all requirements of good faith, fair dealing and conscionability. Each party to the Agreement has acted without notice of any defense against the enforcement of any rights created thereby; and there are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in either case, would define, supplement or qualify the terms of the Agreement.

      The opinions stated herein are subject to the following qualifications and limitations:

      (a) We do not express any opinion as to the enforceability of any provisions contained in the Agreement that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion, (iv) require waivers or amendments to be made only in writing,
(v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, (vi) impose liquidated damages, penalties or forfeiture, or (vii) purport to indemnify a party for its own negligence or willful misconduct.

      (b) We do not express any opinion as to the enforceability of any provisions contained in the Agreement purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, which may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees, including but not limited to North Carolina General Statutes ss.6-21.2.

      (c) We do not express any opinion as to the enforceability of any provisions contained in the Agreement relating to evidentiary standards or other standards by which the Agreement is to be construed.

      (d) We express no opinion as to the election of directors to the board of directors of the Company or its subsidiaries, or as to provisions of the Agreement regarding the employment of any officer or director of the Company or its subsidiaries or the payment of compensation or the provision of any benefits to any such person. We note that the foregoing matters are subject to the fiduciary duties of the directors of the Company and its subsidiaries.

      (e) The opinion given in paragraph 1 as to existence is based solely on a Certificate of Existence dated _____________, 2002 issued by the North Carolina Secretary of State. The opinion given in paragraph 1 as to the registration of the Company is based solely on the Certification dated _____________, 2002 issued by the Federal Reserve Bank of Richmond.

      (f) As used in any paragraph of this letter, the phrase "Actual Knowledge" means that, in giving the opinion contained in such paragraph, we have relied with your consent exclusively on certificates of officers of the Company as to the existence or nonexistence of the circumstances upon which such opinion is predicated, or various representations and warranties contained in the Agreement (and we have not conducted any independent investigation in this regard), and that the primary lawyer group from this firm working on the transaction has no actual conscious awareness of any information to the contrary. "Primary lawyer group" means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the transaction or (iii) solely as to information relevant to a particular opinion or factual confirmation issue, who is primarily responsible for providing the response concerning the particular opinion or issue.

      (g) Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

      (h) The enforceability of all or various provisions of the Agreement may be limited by (A) the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally or the rights of creditors of a bank the deposits of which are insured by the
FDIC,  (B)  by  legal  and  equitable   limitations  on  the  availability  of
injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting
the  availability  of  specific  performance,   injunctive  relief  and  other
equitable   remedies   (including  the   enforceability   of   indemnification
provisions, regardless of whether such enforceability is considered in a proceeding in equity or at law), and (D) federal and/or state bank holding company, commercial bank, savings bank and deposit insurance laws, 12 U.S.C.
ss.1818(b)(6)(D)   and  similar  bank   regulatory   statutes,   and  rules  and
regulations promulgated thereunder, and by the application of principles of public policy.

      (i) Certain remedial and exculpatory provisions contained in the Agreement may be unenforceable, but the remedies provided for in the Agreement, take as a whole, should not be inadequate for the practical realization by High Street of the benefits intended to be afforded thereby.

      (j) Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

      (k) Our opinions set forth above represent our professional judgment as to the matters set forth; they are not binding upon any party, any regulatory agency, any court or any other tribunal; and they do not constitute a guarantee of any particular result or circumstance.

      This opinion letter is furnished by us as counsel to the Company to you solely for your benefit in connection with the transactions contemplated by the Agreement, and as such, may be relied upon solely by you in connection with the above-described transaction. This opinion letter may not be relied on by you for any other purpose, and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent.


                         Yours truly,


                         SMITH, ANDERSON, BLOUNT, DORSETT,
                         MITCHELL & JERNIGAN, L.L.P.

4

                                                                     Exhibit C

                [FORM OF LEGAL OPINION OF KENNEDY, COVINGTON,
                          LOBDELL & HICKMAN, L.L.P.]


                           _________________, 2002


Capital Bank Corporation
4901 Glenwood Avenue
Raleigh, North Carolina  27612

Ladies and Gentlemen:

      We have acted as counsel to High Street Corporation, a North Carolina corporation (the "Company"), in connection with the merger of the Company with and into Capital Bank Corporation ("CBC") (the "Merger") pursuant to the terms of the Merger Agreement dated ______________, 2002 (the "Agreement") between CBC and the Company. This opinion letter is delivered pursuant to
Section 8.3(d) of the Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as are ascribed to them in the Agreement.

      As such counsel, we have examined originals or copies of the Agreement. We have also examined the articles of incorporation and bylaws of the Company and each of its subsidiaries, High Street Banking Company (the "Bank") and High Street Investment Services, Inc. ("HSIS"), certified resolutions of the Board of Directors and the shareholders of the Company with respect to the transactions contemplated by the Agreement, certificates of officers of the Company and public officials, and such other documents, and have made such other investigations, as we have deemed necessary or appropriate for the purpose of giving the opinions herein expressed. We have also examined the Registration Statement on Form S-4 (Registration No. ____________), including the Joint Proxy Statement/Prospectus dated
_______________, 2002, constituting a part thereof (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "SEC") on ______________, 2002, pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

      In giving the opinions expressed herein and making our investigations in connection herewith, we have made customary assumptions and specifically have assumed (a) the due authorization, execution and delivery by the parties thereto other than the Company of the documents examined by us, (b) the genuineness of all signatures of individuals, (c) the personal legal capacity of all individual signatories, (d) the authenticity of all documents presented to us as originals, (e) the conformity to the originals of all documents presented to us as copies, (f) that no event will take place subsequent to the date hereof that would cause any action taken in connection with the Agreement or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind or otherwise avoid any act, (g) any certificate, representation or other document on which we have relied that was given or dated on or prior to the date hereof continues to remain accurate, insofar as relevant to such opinions, from such earlier date through and including the date of this letter, and (h) there has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Agreement or the transactions described therein, and the conduct of the parties to the Agreement has complied with all requirements of good faith, fair dealing and conscionability. We have also assumed that the terms of the Agreement have not been modified, supplemented or qualified by any other agreements or understandings (written or oral) of the parties thereto, or by any course of dealing or trade custom or usage, in any manner affecting the opinions expressed herein.

      The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America, and no opinion is expressed as to any matter that is governed by the laws of any other jurisdiction or the effect of any such laws on the matters addressed herein. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being applicable to the Company and its Subsidiaries, the Merger or both.

      We express no opinion herein concerning the possible application to the Agreement, the transactions contemplated thereby, or the obligations of the parties thereunder of Section 548 of the Bankruptcy Code, 11 U.S.C. ss.548, Sections 39-15 through 39-22 of the North Carolina General Statutes, or other similar laws relating to "fraudulent transfers" or "fraudulent conveyances."

      Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

      Opinions or statements herein given "to our knowledge" and the factual matters on which we have relied in giving our opinions herein (except for our opinions as to corporate matters that we have given in reliance upon certificates of officers of the Company and public officials) are based solely upon (a) information coming to our attention in the course of our representation of the Company in connection with the transactions contemplated by the Agreement, or otherwise actually known to the lawyers in our firm who have given substantive attention to such transactions, (b) the Company's representations and warranties contained in the Agreement, and (c) inquiries of representatives of the Company whom we believe to be reasonably well-informed as to the factual matters in question, but without any other investigations made for purposes of giving such opinions or statements unless otherwise stated herein. We have not independently verified any factual matters in connection with the giving of the opinions herein.

      Our opinions in paragraph 1 as to existence are based solely on Certificates of Existence for the Company, the Bank and HSIS dated ____________, 2002 issued by the North Carolina Secretary of State. Our opinion in Paragraph 1 as to the registration of the Company is based solely on a Certification dated ___________, 2002 issued by the Federal Reserve Bank of Richmond. Our opinions in paragraph 2 as to the number of validly issued and outstanding shares are based solely on a certificate of the Company given to us in connection with our rendering this opinion letter.

      Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

      1. The Company is a duly incorporated, validly existing corporation under the laws of the State of North Carolina and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank is a duly incorporated, validly existing bank under the laws of the State of North Carolina. HSIS is a duly incorporated, validly existing corporation under the laws of the State of North Carolina. Each of the Company, the Bank and HSIS has full corporate power and authority to own its properties and conduct its business as described in the Proxy Statement/Prospectus.

      2. The authorized capital stock of the Company consists solely of 20,000,000 shares of common stock (the "Company's Common Stock") of which, to our knowledge, 1,748,421 shares are validly issued and outstanding, fully paid and nonassessable. The authorized capital stock of the Bank consists solely of 20,000,000 shares of common stock (the "Bank's Common Stock") of which, to our knowledge, 1,748,421 shares are validly issued and outstanding, fully paid and nonassessable. The authorized capital stock of HSIS consists solely of 100,000 shares of common stock (the "HSIS Common Stock") of which, to our knowledge, [____________] shares are validly issued and outstanding, fully paid and nonassessable.

      3. To our knowledge, except as stated in Section 4.3 of the Company's Disclosure Schedule, there are no outstanding subscriptions, registration rights, options, warrants, or rights to acquire or issue, or any outstanding securities or obligations convertible into, shares of the Company's Common Stock, the Bank's Common Stock or the HSIS Common Stock.

      4. To our knowledge, (i) there are no outstanding obligations on the part of the Company to purchase, reacquire, or redeem any shares of the Company's Common Stock, (ii) there are no outstanding obligations on the part of the Bank to purchase, reacquire, or redeem any shares of the Bank's Common Stock and (iii) there are no outstanding obligations on the part of HSIS to purchase, reacquire, or redeem any shares of the HSIS Common Stock.

      5. The execution, delivery, and performance of the Agreement by the Company and consummation of the transactions contemplated thereby do not and will not conflict with any of the provisions of the Articles of Incorporation or Bylaws of the Company.

      6. The Company has full corporate power and authority to execute, deliver, and perform its obligations under the Agreement, and the Agreement has been duly authorized, approved and adopted by all requisite corporate action of the Company and by the shareholders of the Company. The Agreement has been duly and validly executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

      7. As of the mailing date of the Proxy Statement/Prospectus and the date of the special meeting of shareholders of the Company with respect to approval of the Agreement and the Merger, the information with respect to the Company, the Bank and HSIS contained in the Proxy Statement/Prospectus (other than the financial statements and other financial and statistical information contained therein, incorporated by reference therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable rules and regulations promulgated by the SEC pursuant to the Exchange Act.

      The   opinions   expressed   above   are   subject   to  the   following
qualifications, exceptions and limitations in addition to those set forth above:

      (a) Enforceability of the Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal laws from time to time in effect which affect the enforcement of creditors' rights generally or the rights of creditors of a bank, the deposits of which are insured by the Federal Deposit Insurance Corporation.

      (b) Certain waivers and remedial provisions contained in the Agreement (including without limitation Section 9.3) may not be enforceable; however, we believe that the Agreement contains adequate and customary provisions for the practical realization of the benefits and security purported to be provided thereby.

      (c)   Enforceability  of the  Agreement  may be  limited  by  federal or
state  bank  holding  company,   commercial  bank,  saving  bank  and  deposit
insurance  laws,  12  U.S.C.   ss.1818(b)(6)(D)   and
similar bank regulatory statutes, and rules and regulations promulgated thereunder, and by the application of principles of public policy.

      (d) Enforceability of the Agreement is subject to general equitable principles and to general standards of commercial reasonableness.

      (e) Provisions of the Agreement purporting to require that waivers be in writing may be ineffective to preclude oral waivers or waivers by conduct or course of dealing.

      (f) No opinion is expressed as to Sections 6.4 and 6.5 of the Agreement.

      (g) Our opinions set forth above represent our professional judgment as to the matters set forth; they are not binding upon any party, any regulatory agency, any court or any other tribunal; and they do not constitute a guarantee of any particular result or circumstance.

      This opinion letter is delivered solely for your benefit in connection with the closing under the Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.


                                    Sincerely yours,


                                    KENNEDY, COVINGTON, LOBDELL & HICKMAN,
                                    L.L.P.

                                                                   Exhibit D-1
                                  AGREEMENT


      This agreement (the "Agreement") is made as of the ____ day of ______, 2002, by and between High Street Banking Company, a North Carolina banking corporation (the "Company"), and J. Edgar McFarland (the "Employee").

                                  RECITALS:

      The Company is a North Carolina-state chartered bank operating as a full service commercial bank in Buncombe and Catawba Counties, North Carolina.

      The Company is a wholly-owned subsidiary of High Street Corporation ("HSC"). HSC and Capital Bank Corporation ("CBC") have entered into a Merger Agreement dated ___________, 2002 pursuant to which HSC is being merged with and into CBC effective as of the date of this Agreement. Capital Bank is a wholly-owned subsidiary of CBC. In CBC's discretion, it may elect to merge High Street Banking Company into Capital Bank (the "Merger").

      The Company wishes to continue to employ the Employee as its President and Chief Executive Officer pending completion of the Merger, at which time the Employee's position would become Western Regional President (Buncombe and Catawba Counties). The Employee desires to accept such engagement pursuant to the terms hereof.

      Now,  therefore,  in consideration of the mutual promises and conditions
herein   contained  and  other   valuable   consideration,   the  receipt  and
sufficiency of which are acknowledged, the parties agree:

1. Engagement. The Company hereby engages the Employee as President and Chief Executive Officer, provided that after completion of the Merger, Employee shall serve hereunder as Capital Bank's Western Regional President (Buncombe and Catawba Counties).

2. Duties. Subject to the direction and control of the Chief Executive Officer of CBC, or his designee, the Employee shall supervise and control the management of the Company and shall have such duties and authority as are normally incident to the position of chief executive officer of a banking subsidiary of a holding company together with such other duties and authority as may be prescribed from time to time by the Chief Executive Officer of CBC or his designee. After completion of the Merger, the Employee shall serve as a member of the senior management team of Capital Bank and as Western Regional President (Buncombe and Catawba Counties) and Director of Strategic Planning and Best Practices, and subject to the direction and control of the Chief Executive Officer of Capital Bank, or his designee, the Employee shall supervise and control the management of the western region of Capital Bank and shall have such duties and authority as are normally incident to the position of regional president together with such other duties and authority as may be prescribed from time to time by the Chief Executive Officer of Capital Bank or his designee. The Employee shall at all times discharge his duties in consultation with, and under the supervision of, the Chief Executive Officer of CBC or Capital Bank, or his designee. The Employee shall diligently and conscientiously devote his full and exclusive business time and attention and best efforts in discharging his duties. The Employee shall not take any action which interferes with or detracts from the Company's business or reputation in any way. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company. The Employee shall make his principal office in such place as the Chief Executive Officer of CBC and the Employee may from time to time agree.

3. Term. This Agreement shall continue in full force and effect for a period of one (1) year commencing on the date hereof and terminating on ______ __, 2003 unless sooner terminated as provided below. The parties may extend the term of this Agreement by mutual written agreement.

4. Compensation. For the services to be performed hereunder, the Employee shall be entitled to compensation as follows:

            4.1 The Company shall pay to the Employee a salary of at least One Hundred Fifty-Thousand and 00/100 Dollars ($150,000.00) per year, payable in equal semi-monthly installments, subject to applicable withholding, together with such performance bonuses as the Board of Directors may from time to time determine, including, if the Board of Directors shall so determine, a special 2002 incentive of up to twenty percent (20%) of annual salary, payable in February 2003. The salary shall be paid in addition to any benefits which the Company may pay to or on behalf of the Employee.

            4.2 The Employee shall be entitled to group health insurance commensurate with that provided for all employees, and to participate in pension or profit sharing programs established for all employees.

            4.3 The Company shall continue to provide the Employee the use of the automobile that is being provided to him at the time of the merger of HSC and CBC and, once that vehicle is retired, the Company shall provide the Employee with a fully equipped automobile approved by the Chief Executive Officer of CBC, consistent with CBC's policies, for his use and shall pay all costs and expenses incurred in connection with the vehicle. The Employee acknowledges that he will be responsible for all tax liability arising in connection with any personal use of the vehicle. The Company shall reimburse the Employee for reasonable lodging and meal expenses incurred in connection with Company business upon presentation of documentation and invoices acceptable to the Company.

            4.4 The Company shall reimburse the Employee for the monthly membership dues of the Biltmore Forest Country Club and may, at the direction and in the discretion of the Chief Executive Officer of CBC, pay initiation fees and membership dues at additional clubs.

            4.5 The Company shall provide and pay for a life insurance policy, previously approved by the Executive Committee of HSC, on the life of the Employee. The policy shall be owned by the Employee and shall have a face amount of $1,000,000.00. The Employee may increase such coverage at the Employee's expense. The Company shall arrange for long-term disability insurance coverage for the Employee with a benefit of $7,500.00 monthly, said disability insurance shall be at the expense of the Employee.

            4.6 The Employee shall be entitled to sick leave and vacation days on the same basis as all other employees.

5.    Non-Competition.

            5.1 Restriction. The Employee, acknowledging the sufficiency of the consideration therefor, during the term hereof and for a period of two years after termination of employment  with the  Company,  will not, in any
manner, directly or indirectly, for himself or on behalf of any other person, firm, partnership, corporation or other entity, as employee, agent, independent contractor, stockholder, proprietor, partner, lender, financial backer, or in any other capacity, engage in or finance any bank or deal in any related services, or engage in any bank business directly or indirectly in competition with that of the Company or any of its affiliates, within Buncombe County, Catawba County, North Carolina, and any other counties in North Carolina in which Capital Bank or the Company has offices and over which the Employee has had management responsibilities, except that the Employee may acquire up to two percent (2%) of any publicly traded bank stock.

            5.2 No Interference with Clients. The Employee, acknowledging the sufficiency of the consideration therefor, during the term hereof and for a period of two years after termination of employment with the Company, will not, in any manner, directly or indirectly, for himself or on behalf of any other person, firm, partnership, corporation or other entity, as employee, agent, independent contractor, stockholder, proprietor, partner, lender, financial backer, or in any other capacity, (i) directly or indirectly induce any customers or clients of the Company or its affiliates to patronize any bank other than the Company or its affiliates; (ii) canvass, solicit, or accept any such business from a client of the Company or its affiliates; or directly or indirectly request or advise any client of the Company to withdraw, curtail or cancel its business with the Company or its affiliates.

            5.3 Confidential Information. The Employee acknowledges that he will occupy a position of trust and fiduciary responsibility in the Company and that he is or will be making use of, acquiring or adding to the Company's or its affiliates' confidential information which includes, without limitation, customer accounts and related information, service requirements, contract information, memoranda, technical data, other materials or records of a proprietary nature, and records and policy matters relating to research, finance, accounting, sales, personnel, management, and operations (all of such matters, collectively "Confidential Information"). The Employee expressly acknowledges that all Confidential Information is a valuable asset of the Company or its affiliates, developed and maintained through a substantial investment of time, effort and expense. The Employee expressly acknowledges that the Company or its affiliates will suffer extensive loss and damage if, during his employment or after the termination thereof for any reason, he should take, disclose, reveal or otherwise make known, or use, directly or indirectly, any Confidential Information to the detriment of the Company or its affiliates or for the benefit of competitors of the Company or its affiliates. In order to protect the Confidential Information and to protect other employees who depend on the Company or its affiliates for regular  employment,  the Employee shall not,  during or at any time after the term of employment, in any way use any Confidential Information except in furtherance of employment by the Company, and will not copy, reproduce, or take the original or any copies of Confidential Information, and will not disclose any such confidential Information to anyone. Upon termination of employment, the Employee shall deliver all Confidential Information, including all copies and excerpts, to the Company. The Employee expressly acknowledges that the Confidential Information is protected under the North Carolina Trade Secrets Act, N.C. Gen. Stat. ss.ss.66-152 et seq.

            5.4 Judicial Modification. If any provision of this Paragraph 5 is held to be unenforceable by a court of competent jurisdiction, then the parties desire that such provision be "blue-penciled" or rewritten by the court to the extent necessary to render such provision enforceable.

            5.5 Right to Injunction. The Employee expressly recognizes that in the event of a breach of any covenant of this Paragraph 5 the remedy at law would be inadequate, and that any such breach would cause such immediate and permanent damage to the Company or its affiliates as would be irreparable and difficult to ascertain, and that the Company shall therefore have the right to obtain immediate temporary and permanent injunctive relief without the necessity of proving actual damages, which remedy shall be in addition to all other rights and remedies of the Company and not in derogation thereof. It is further understood and agreed that should the Company file suit to restrain and enjoin the Employee from violating the provisions of this Paragraph, the covenants set forth above will be extended by a period of time equivalent to the period of time during which such litigation continues, regardless of whether a preliminary injunction is sought, granted or denied.

            5.6 Survival. The provisions of this Paragraph 5 shall survive the termination of this Agreement.

6. Termination. This Agreement and the Employee's employment may be terminated as follows:

            6.1   The Company may terminate  this  Agreement  immediately  for
Cause by giving written notice of termination to the Employee without prejudice to any other remedy to which the Company may be entitled at law or in equity. For purposes of this Agreement "Cause" shall mean acts or omissions which are disloyal, dishonest or illegal; breach of fiduciary duty; breach of this Agreement; working under the influence of controlled substances; violation of statutes, rules, or regulations pertaining to banks and banking and applicable to the Company; neglect of duties or failure to diligently and effectively perform the duties required hereunder.

            6.2 This Agreement shall terminate upon the death or disability of the Employee.

            6.3 The Company may terminate the Employee's employment for reasons other than for Cause upon ninety (90) days' notice to the Employee. In the event of such termination without Cause, the Employee shall have no further rights under this Agreement except to continue to receive the base salary described in Paragraph 4.1, exclusive of bonuses, and the Company shall continue to pay the premiums on the life insurance policy described in Paragraph 4.5, throughout the original term of this Agreement.

7. Entire Agreement; Binding Effect and Prohibition of Assignments No Waiver of Subsequent Breach. This Agreement contains the entire understanding of the parties with respect to its subject matter and supercedes the prior Agreement between the parties dated August 25, 1997 which the parties hereby agree is terminated and replaced in its entirety by this Agreement. The provisions of this Agreement shall be binding upon the Company and the Employee and their respective heirs, personal representatives, successors and assigns. The rights of the Employee under this Agreement are personal to the Employee and may not be assigned without the Company's prior written consent. The waiver of a breach of this Agreement shall not be construed as a waiver of any subsequent breach.

8. Governing Law. This Agreement shall be construed and enforced under the laws of North Carolina in North Carolina courts.

9.    Counterparts.   This   Agreement   may  be   executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10. Amendments. All amendments of this Agreement shall be in writing signed by the parties.

11. Notices. All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail to the recipient at the address indicated under the signatures to this Agreement or at such other address as any party hereto shall designate to the other parties in writing.

       IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year written above.


                                    THE COMPANY:

                                    HIGH STREET BANKING COMPANY



                                    By:
                                       ---------------------------------------
                                          Hurshell H.  Keener, Chairman
                                          1292 Hendersonville Road
                                          Asheville, North Carolina 28803



                                    THE EMPLOYEE:


                                    --------------------------------------------
                                          J. Edgar McFarland
                                          200 Crum Drive
                                          Lake Junaleska, North Carolina 28745

                                                                   Exhibit D-2
                                  AGREEMENT

      This agreement (the "Agreement") is made as of the ____ day of ______, 2002, by and between High Street Banking Company, a North Carolina banking corporation (the "Company"), and Anne D. Martin (the "Employee").

                                  RECITALS:

      The Company is a North Carolina-state chartered bank operating as a full service commercial bank in Buncombe and Catawba Counties, North Carolina.

      The Company is a wholly-owned subsidiary of High Street Corporation ("HSC"). HSC and Capital Bank Corporation ("CBC") have entered into a Merger Agreement dated ___________, 2002 pursuant to which HSC is being merged with and into CBC effective as of the date of this Agreement. Capital Bank is a wholly-owned subsidiary of CBC. In CBC's discretion, it may elect to merge High Street Banking Company into Capital Bank (the "Merger").

      The Company wishes to continue to employ the Employee as its Executive Vice President and Director of Administrative Services pending completion of the Merger, at which time the Employee's position would become Senior Vice President and Treasurer of Capital Bank. The Employee desires to accept such engagement pursuant to the terms hereof.

      Now,  therefore,  in consideration of the mutual promises and conditions
herein   contained  and  other   valuable   consideration,   the  receipt  and
sufficiency of which are acknowledged, the parties agree:

1. Engagement. The Company hereby engages the Employee Executive Vice President and Director of Administrative Services, provided that after completion of the Merger, Employee shall serve hereunder as Capital Bank's Senior Vice President and Treasurer (or similar capacity) or in such other capacity as the parties may mutually agree.

2. Duties. Subject to the direction and control of the Chief Executive Officer of the Company, the Employee shall supervise and control the management of the Company in connection with financial management, marketing, personnel, operations and all related items and shall have such duties and authority as are normally incident to the position of executive vice president and administrative director of a banking subsidiary of a holding company together with such other duties and authority as may be prescribed from time to time by the Chief Executive Officer of the Company. After completion of the Merger, the Employee shall serve as Senior Vice President and Treasurer (or similar capacity) of Capital Bank and shall at all times discharge her duties in consultation with, and under the supervision of, the Chief Financial Officer of Capital Bank. The Employee's duties shall include, without limitation, (i) responsibility and accountability for the treasury/funds management function, to include Asset/Liability Management, management of the bank's investment portfolio, development and execution of funding strategies, (ii) serving as Capital Bank's lead person for community involvement in the greater Hickory, North Carolina market, and (iii)
responsibility for product development and management for cash management services. The Employee shall diligently and conscientiously devote her full and exclusive business time and attention and best efforts in discharging her duties. The Employee shall not take any action which interferes with or detracts from the Company's business or reputation in any way. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company. The Employee shall make her principal office in such place as the Chief Financial Officer of Capital Bank and the Employee may from time to time agree.

3. Term. This Agreement shall continue in full force and effect for a period of one (1) year commencing on the date hereof and terminating on ______ __, 2003 unless sooner terminated as provided below. The parties may extend the term of this Agreement by mutual written agreement.

4. Compensation. For the services to be performed hereunder, the Employee shall be entitled to compensation as follows:

            4.1 The Company shall pay to the Employee a salary of Ninety-Two Thousand and 00/100 Dollars ($92,000.00) per year, payable in equal semi-monthly installments, subject to applicable withholding, together with such performance bonuses as the Board of Directors may from time to time determine, including, if the Board of Directors shall so determine, a special 2002 incentive of up to twenty percent (20%) of annual salary, payable in February 2003. The salary shall be paid in addition to any benefits which the Company may pay to or on behalf of the Employee.

            4.2 The Employee shall be entitled to group health insurance commensurate with that provided for all employees, and to participate in pension or profit sharing programs established for all employees.

            4.3 The Company shall provide and pay for a life insurance policy, previously approved by the Executive Committee of the Company's Board of Directors, on the life of the Employee. The policy shall be owned by the Employee and shall have a face amount of $750,000.00. The Employee may increase such coverage at the Employee's expense. The Company shall arrange for long-term disability insurance coverage for the Employee on the same basis as established for other executive employees of the Company, said disability insurance shall be at the expense of the Employee.

            4.4 The Employee shall be entitled to sick leave and vacation days on the same basis as all other employees.

5.    Non-Competition.

            5.1 Restriction. The Employee, acknowledging the sufficiency of the consideration therefor, during the term hereof and for a period of two years after termination of employment with the Company, will not, in any manner, directly or indirectly, for herself or on behalf of any other person, firm, partnership, corporation or other entity, as employee, agent, independent contractor, stockholder, proprietor, partner, lender, financial backer, or in any other capacity, engage in or finance any bank or deal in any related services, or engage in any bank business directly or indirectly in competition with that of the Company or any of its affiliates, within Buncombe County and Catawba County, North Carolina, and any other county in North Carolina in which Capital Bank or the Company has offices and over which the employee has had management responsibilities except that the Employee may acquire up to two percent (2%) of any publicly traded bank stock.

            5.2 No Interference with Clients. The Employee, acknowledging the sufficiency of the consideration therefor, during the term hereof and for a period of two years after termination of employment with the Company, will not, in any manner, directly or indirectly, for herself or on behalf of any other person, firm, partnership, corporation or other entity, as employee, agent, independent contractor, stockholder, proprietor, partner, lender, financial backer, or in any other capacity, (i) directly or indirectly induce any customers or clients of the Company or its affiliates to patronize any bank other than the Company or its affiliates; (ii) canvass, solicit, or accept any such business from a client of the Company or its affiliates; or directly or indirectly request or advise any client of the Company to withdraw, curtail or cancel its business with the Company or its affiliates.

            5.3 Confidential Information. The Employee acknowledges that she will occupy a position of trust and fiduciary responsibility in the Company and that she is or will be making use of, acquiring or adding to the Company's or its affiliates' confidential information which includes, without limitation, customer accounts and related information, service requirements, contract information, memoranda, technical data, other materials or records of a proprietary nature, and records and policy matters relating to research, finance, accounting, sales, personnel, management, and operations (all of such matters, collectively "Confidential Information"). The Employee expressly acknowledges that all Confidential Information is a valuable asset of the Company or its affiliates, developed and maintained through a substantial investment of time, effort and expense. The Employee expressly acknowledges that the Company or its affiliates will suffer extensive loss and damage if, during her employment or after the termination thereof for any reason, she should take, disclose, reveal or otherwise make known, or use, directly or indirectly, any Confidential Information to the detriment of the Company or its affiliates or for the benefit of competitors of the Company or its affiliates. In order to protect the Confidential Information and to protect other employees who depend on the Company or its affiliates for regular  employment,  the Employee shall not,  during or at any time after the term of employment, in any way use any Confidential Information except in furtherance of employment by the Company, and will not copy, reproduce, or take the original or any copies of Confidential Information, and will not disclose any such Confidential Information to anyone. Upon termination of employment, the Employee shall deliver all Confidential Information, including all copies and excerpts, to the Company. The Employee expressly acknowledges that the Confidential Information is protected under the North Carolina Trade Secrets Act, N.C. Gen. Stat. ss.ss.66-152 et seq.

            5.4 Judicial Modification. If any provision of this Paragraph 5 is held to be unenforceable by a court of competent jurisdiction, then the parties desire that such provision be "blue-penciled" or rewritten by the court to the extent necessary to render such provision enforceable.

            5.5 Right to Injunction. The Employee expressly recognizes that in the event of a breach of any covenant of this Paragraph 5 the remedy at law would be inadequate, and that any such breach would cause such immediate and permanent damage to the Company or its affiliates as would be irreparable and difficult to ascertain, and that the Company shall therefore have the right to obtain immediate temporary and permanent injunctive relief without the necessity of proving actual damages, which remedy shall be in addition to all other rights and remedies of the Company and not in derogation thereof. It is further understood and agreed that should the Company file suit to restrain and enjoin the Employee from violating the provisions of this Paragraph, the covenants set forth above will be extended by a period of time equivalent to the period of time during which such litigation continues, regardless of whether a preliminary injunction is sought, granted or denied.

            5.6 Survival. The provisions of this Paragraph 5 shall survive the termination of this Agreement.

6. Termination. This Agreement and the Employee's employment may be terminated as follows:

            6.1   The Company may terminate  this  Agreement  immediately  for
Cause by giving written notice of termination to the Employee without prejudice to any other remedy to which the Company may be entitled at law or in equity. For purposes of this Agreement "Cause" shall mean acts or omissions which are disloyal, dishonest or illegal; breach of fiduciary duty; breach of this Agreement; working under the influence of controlled substances; violation of statutes, rules, or regulations pertaining to banks and banking and applicable to the Company; neglect of duties or failure to diligently and effectively perform the duties required hereunder.

            6.2 This Agreement shall terminate upon the death or disability of the Employee.

            6.3 The Company may terminate the Employee's employment for reasons other than for Cause upon ninety (90) days' notice to the Employee. In the event of such termination without Cause, the Employee shall have no further rights under this Agreement except to continue to receive the base salary described in Paragraph 4.1, exclusive of bonuses, and the Company shall continue to pay the premiums on the life insurance policy described in Paragraph 4.4, throughout the original term of this Agreement.

7. Entire Agreement; Binding Effect and Prohibition of Assignments No Waiver of Subsequent Breach. This Agreement contains the entire understanding of the parties with respect to its subject matter and supercedes the prior Agreement between the parties dated August 25, 1997 which the parties hereby agree is terminated and replaced in its entirety by this Agreement. The provisions of this Agreement shall be binding upon the Company and the Employee and their respective heirs, personal representatives, successors and assigns. The rights of the Employee under this Agreement are personal to the Employee and may not be assigned without the Company's prior written consent. The waiver of a breach of this Agreement shall not be construed as a waiver of any subsequent breach.

8. Governing Law. This Agreement shall be construed and enforced under the laws of North Carolina in North Carolina courts.

9.    Counterparts.   This   Agreement   may  be   executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10. Amendments. All amendments of this Agreement shall be in writing signed by the parties.

11. Notices. All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail to the recipient at the address indicated under the signatures to this Agreement or at such other address as any party hereto shall designate to the other parties in writing.

       IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year written above.


                                    THE COMPANY:

                                    HIGH STREET BANKING COMPANY



                                By:
                                    -------------------------------------
                                    J. Edgar McFarland, President
                                    1292 Hendersonville Road
                                    Asheville, North Carolina 28803



                                    THE EMPLOYEE:



                                    -------------------------------------
                                    Anne D. Martin

                                                                   Exhibit D-3
                                  AGREEMENT

      This agreement (the "Agreement") is made as of the ____ day of ______, 2002, by and between High Street Banking Company, a North Carolina banking corporation (the "Company"), and A. C. Honeycutt (the "Employee").

                                  RECITALS:

      The Company is a North Carolina-state chartered bank operating as a full service commercial bank in Buncombe and Catawba Counties, North Carolina.

      The Company is a wholly-owned subsidiary of High Street Corporation ("HSC"). HSC and Capital Bank Corporation ("CBC") have entered into a Merger Agreement dated ___________, 2002 pursuant to which HSC is being merged with and into CBC effective as of the date of this Agreement. Capital Bank is a wholly-owned subsidiary of CBC. In CBC's discretion, it may elect to merge High Street Banking Company into Capital Bank (the "Merger").

      The Company wishes to continue to employ the Employee as its Executive Vice President and Director of Risk Management pending completion of the Merger, at which time the Employee's position would become Senior Vice President and Western Region Senior Lending Officer of Capital Bank. The Employee desires to accept such engagement pursuant to the terms hereof.

      Now,  therefore,  in consideration of the mutual promises and conditions
herein   contained  and  other   valuable   consideration,   the  receipt  and
sufficiency of which are acknowledged, the parties agree:

1. Engagement. The Company hereby engages the Employee as Executive Vice President and Director of Risk Management, provided that after completion of the Merger, Employee shall serve hereunder as Capital Bank's Senior Vice President and Western Region Senior Lending Officer or in such other capacity as the parties may agree.

2. Duties. Subject to the direction and control of the Chief Executive Officer of the Company and, on certain matters, to the Chief Credit Officer of Capital Bank, the Employee shall have such duties and authority as are normally incident to the position of executive vice president and director of risk management of a banking subsidiary of a holding company together with such other duties and authority as may be prescribed from time to time by the Chief Executive Officer of the Company. After completion of the Merger, the Employee shall serve as Western Region Senior Lending Officer and a member of the Credit Management Committee of Capital Bank and shall at all times discharge his duties in consultation with, and under the supervision of, the Western Regional President of Capital Bank. The Employee shall diligently and conscientiously devote his full and exclusive business time and attention and best efforts in discharging his duties. The Employee shall not take any action which interferes with or detracts from the Company's business or reputation in any way. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company. The Employee shall make his principal office in such place as the Western Regional President of Capital Bank and the Employee may from time to time agree.

3. Term. This Agreement shall continue in full force and effect for a period of one (1) year commencing on the date hereof and terminating on ______ __, 2003 unless sooner terminated as provided below. The parties may extend the term of this Agreement by mutual written agreement.

4. Compensation. For the services to be performed hereunder, the Employee shall be entitled to compensation as follows:

            4.1 The Company shall pay to the Employee a salary of Ninety-Two Thousand and 00/100 Dollars ($92,000.00) per year, payable in equal semi-monthly installments, subject to applicable withholding, together with such performance bonuses as the Board of Directors may from time to time determine, including, if the Board of Directors shall so determine, a special 2002 incentive of up to twenty percent (20%) of annual salary, payable in February 2003. The salary shall be paid in addition to any benefits which the Company may pay to or on behalf of the Employee.

4.2 The Employee shall be entitled to group health insurance commensurate with that provided for all employees, and to participate in pension or profit sharing programs established for all employees.

4.3 The Company shall arrange for long-term disability insurance coverage for the Employee, said disability insurance shall be at the expense of the Employee.

            4.4 The Employee shall be entitled to sick leave and vacation days on the same basis as all other employees.

5.    Non-Competition.

            5.1 Restriction. The Employee, acknowledging the sufficiency of the consideration therefor, during the term hereof and for a period of one year after termination of employment with the Company, will not, in any manner, directly or indirectly, for himself or on behalf of any other person, firm, partnership, corporation or other entity, as employee, agent, independent contractor, stockholder, proprietor, partner, lender, financial backer, or in any other capacity, engage in or finance any bank or deal in any related services, or engage in any bank business directly or indirectly in competition with that of the Company or any of its affiliates, within Buncombe County and Catawba County, North Carolina, and any other counties in North Carolina in which Capital Bank or the Company has offices and over which the Employee has had management responsibilities except that the Employee may acquire up to two percent (2%) of any publicly traded bank stock.

            5.2 No Interference with Clients. The Employee, acknowledging the sufficiency of the consideration therefor, during the term hereof and for a period of one year after termination of employment with the Company, will not, in any manner, directly or indirectly, for himself or on behalf of any other person, firm, partnership, corporation or other entity, as employee, agent, independent contractor, stockholder, proprietor, partner, lender, financial backer, or in any other capacity, (i) directly or indirectly induce any customers or clients of the Company or its affiliates to patronize any bank other than the Company or its affiliates; (ii) canvass, solicit, or accept any such business from a client of the Company or its affiliates; or directly or indirectly request or advise any client of the Company to withdraw, curtail or cancel its business with the Company or its affiliates.

            5.3 Confidential Information. The Employee acknowledges that he will occupy a position of trust and fiduciary responsibility in the Company and that he is or will be making use of, acquiring or adding to the Company's or its affiliates' confidential information which includes, without limitation, customer accounts and related information, service requirements, contract information, memoranda, technical data, other materials or records of a proprietary nature, and records and policy matters relating to research, finance, accounting, sales, personnel, management, and operations (all of such matters, collectively "Confidential Information"). The Employee expressly acknowledges that all Confidential Information is a valuable asset of the Company or its affiliates, developed and maintained through a substantial investment of time, effort and expense. The Employee expressly acknowledges that the Company or its affiliates will suffer extensive loss and damage if, during his employment or after the termination thereof for any reason, he should take, disclose, reveal or otherwise make known, or use, directly or indirectly, any Confidential Information to the detriment of the Company or its affiliates or for the benefit of competitors of the Company or its affiliates. In order to protect the Confidential Information and to protect other employees who depend on the Company or its affiliates for regular  employment,  the Employee shall not,  during or at any time after the term of employment, in any way use any Confidential Information except in furtherance of employment by the Company, and will not copy, reproduce, or take the original or any copies of Confidential Information, and will not disclose any such confidential Information to anyone. Upon termination of employment, the Employee shall deliver all Confidential Information, including all copies and excerpts, to the Company. The Employee expressly acknowledges that the Confidential Information is protected under the North Carolina Trade Secrets Act, N.C. Gen. Stat. ss.ss.66-152 et seq.

            5.4 Judicial Modification. If any provision of this Paragraph 5 is held to be unenforceable by a court of competent jurisdiction, then the parties desire that such provision be "blue-penciled" or rewritten by the court to the extent necessary to render such provision enforceable.

            5.5 Right to Injunction. The Employee expressly recognizes that in the event of a breach of any covenant of this Paragraph 5 the remedy at law would be inadequate, and that any such breach would cause such immediate and permanent damage to the Company or its affiliates as would be irreparable and difficult to ascertain, and that the Company shall therefore have the right to obtain immediate temporary and permanent injunctive relief without the necessity of proving actual damages, which remedy shall be in addition to all other rights and remedies of the Company and not in derogation thereof. It is further understood and agreed that should the Company file suit to restrain and enjoin the Employee from violating the provisions of this Paragraph, the covenants set forth above will be extended by a period of time equivalent to the period of time during which such litigation continues, regardless of whether a preliminary injunction is sought, granted or denied.

            5.6 Survival. The provisions of this Paragraph 5 shall survive the termination of this Agreement.

6. Termination. This Agreement and the Employee's employment may be terminated as follows:

            6.1   The Company may terminate  this  Agreement  immediately  for
Cause by giving written notice of termination to the Employee without prejudice to any other remedy to which the Company may be entitled at law or in equity. For purposes of this Agreement "Cause" shall mean acts or omissions which are disloyal, dishonest or illegal; breach of fiduciary duty; breach of this Agreement; working under the influence of controlled substances; violation of statutes, rules, or regulations pertaining to banks and banking and applicable to the Company; neglect of duties or failure to diligently and effectively perform the duties required hereunder.

            6.2 This Agreement shall terminate upon the death or disability of the Employee.

            6.3 The Company may terminate the Employee's employment for reasons other than for Cause upon ninety (90) days' notice to the Employee. In the event of such termination without Cause, the Employee shall have no further rights under this Agreement except to continue to receive the base salary described in Paragraph 4.1, exclusive of bonuses.

7. Entire Agreement; Binding Effect and Prohibition of Assignments No Waiver of Subsequent Breach. This Agreement contains the entire understanding of the parties with respect to its subject matter. The provisions of this Agreement shall be binding upon the Company and the Employee and their respective heirs, personal representatives, successors and assigns. The rights of the Employee under this Agreement are personal to the Employee and may not be assigned without the Company's prior written consent. The waiver of a breach of this Agreement shall not be construed as a waiver of any subsequent breach.

8. Governing Law. This Agreement shall be construed and enforced under the laws of North Carolina in North Carolina courts.

9.    Counterparts.   This   Agreement   may  be   executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10. Amendments. All amendments of this Agreement shall be in writing signed by the parties.

11. Notices. All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail to the recipient at the address indicated under the signatures to this Agreement or at such other address as any party hereto shall designate to the other parties in writing.

       IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year written above.


                                    THE COMPANY:

                                    HIGH STREET BANKING COMPANY



                                    By:
                                        --------------------------------
                                        J. Edgar McFarland, President
                                        1292 Hendersonville Road
                                        Asheville, North Carolina 28803



                                    THE EMPLOYEE:



                                        --------------------------------
                                          A. C. Honeycutt

                          List and Agreement to Furnish
                      Omitted Schedules to Merger Agreement


                           Company Disclosure Schedule


                    Section 4.3           Capital Stock; Subsidiaries
                    Section 4.10          Environmental Matters
                    Section 4.11          Compliance with Laws
                    Section 4.14          Material Contracts
                    Section 4.15          Legal Proceedings
                    Section 4.24          Commissions
                    Section 6.1(a)        Covenant Exceptions


                            Buyer Disclosure Schedule

                    Section 5.3           Buyer's Stock; Subsidiaries
                    Section 5.6           Absence of Certain Changes or Events





The Company hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.